Exhibit (b)(8)

[Reference translation – in case of any discrepancy, the original Japanese version shall prevail.]

Credit Line Agreement

(Aggregate Amount of Credit Line: JPY154.3 billion)

September 30, 2020

(Borrower)

LINE Corporation

(Guarantors)

NAVER Corporation

Z Holdings Corporation

(Agent)

Mizuho Bank, Ltd.

(Tranche A Lenders)

Financial Institutions Listed in Tranche A Lenders Section of Attachment 1

(Tranche B Lenders)

Financial Institutions Listed in Tranche A Lenders Section of Attachment 1

(Tranche C Lenders)

Financial Institutions Listed in Tranche C Lenders Section of Attachment 1

(Tranche D Lenders)

Financial Institutions Listed in Tranche D Lenders Section of Attachment 1

List of Attachments

Attachment 1	Agreement Parties and Lender Credit Amounts

Attachment 2	Overview of Restructuring

Attachment 3	Loan Application (Tranche A/B/C)

Attachment 4	Loan Application (Tranche D)

Attachment 5	Voluntary Prepayment Request Form

Attachment 6	Compulsory Prepayment Request Form

Attachment 7	Financial Covenants Compliance Report

Attachment 8	Security Covenants Compliance Report

Attachment 9	Receipt (Tranche A/B/C)

Attachment 10	Receipt (Tranche D)

Credit Line Agreement

LINE Corporation (“Borrower”), NAVER Corporation and Z Holdings Corporation, the financial institutions indicated as Tranche A Lenders in the section of Tranche A Lenders section in Attachment 1 (each individually a “Tranche A Lender”, and collectively “All Tranche A Lenders”); the financial institutions indicated as Tranche B Lenders in the section of Tranche B Lenders section in Attachment 1 (each individually a “Tranche B Lender”, and collectively “All Tranche B Lenders”); the financial institutions indicated as Tranche C Lenders in the section of Tranche C Lenders section in Attachment 1 (each individually a “Tranche C Lender”, and collectively “All Tranche C Lenders”); the financial institutions indicated as Tranche D Lenders in the section of Tranche D Lenders section in Attachment 1 (each individually a “Tranche D Lender”, and collectively “All Tranche D Lenders”; Tranche A Lenders, Tranche B Lenders, Tranche C Lenders and Tranche D Lenders are individually or collectively referred to as “Lender(s)”, and All Tranche A Lenders, All Tranche B Lenders, All Tranche C Lenders, and All Tranche D Lenders are collectively referred to as “All Lenders”); and Mizuho Bank, Ltd. (“Agent”) hereby agree as follows (this “Agreement”) dated September 30, 2020 (“Execution Date”).

Article 1. Definitions

In this Agreement, each of the following terms shall have the meanings set forth below, unless it is apparent that such terms mean otherwise in the context hereof.

1.

“Business Day” means any day other than bank holidays designated under the Laws and Regulations of Japan. With respect to Guarantor (NAVER), a Business Day shall be any day other than bank holidays designated under the Laws and Regulations of Japan and the Republic of Korea in case of application of the provisions under this Agreement that are exclusively applicable to Guarantor (NAVER). For the avoidance of doubt, the “provisions under this Agreement that are exclusively applicable to Guarantor (NAVER)” refers to only Article 16, Article 19, Paragraph 2, and Article 20-2, and such exceptional treatment shall not be made in connection with Article 24.

2.	“Agent Services” means the services set forth in the provisions of this Agreement which are entrusted to Agent by All Lenders for All Lenders.

3.

“Agent Account” means current account (Account Number: 5481054; Account Name: LINE Corporation Agent Account) held by Agent at the main office of Mizuho Bank, Ltd. or, if Agent designates another account as the new Agent Account and so notifies Borrower and All Lenders, such new account.

4.	“Agent Fee” means the fees that Borrower shall pay to Agent as separately agreed upon between Borrower and Agent.

5.

“Parent Company”, “Subsidiary”, “Affiliate”, and “Related Company” mean those as defined under Article 8 of the Ordinance on Terminology, Forms and Preparation Methods of Financial Statements. (Ordinance of the Ministry of Finance. No. 59 of 1963, as amended).

6.	“Loan(s)” means the Tranche A Loan, Tranche B Loan, Tranche C Loan, and/or Tranche D Loan.

7.

“Lending Obligation” means the obligation of a Lender during the Commitment Period to disburse an Individual Loan to Borrower in response to an application for a loan from Borrower as specified in Article 4 subject to satisfaction of the conditions set forth in the items of Paragraph 1 and Paragraph 2 of Article 5 with respect to the relevant Individual Loan.

8.	“Credit Amount(s)” means the Tranche A Credit Amount, Tranche B Credit Amount, Tranche C Credit Amount, and/or Tranche D Credit Amount.

9.	“Loan Claims” means the claims associated with Individual Loans.

September 30, 2020 Credit Line Agreement for LINE Corporation

10.

“Loan Unavailability Period” means the period from the day (inclusive) Borrower receives the notice under Article 8, Paragraph 1 until the day (inclusive) Borrower receives the notice under Paragraph 2 of the same Article.

11.

“Loan Unavailability Event” means any of the following events by which Majority Lender (if it is difficult for Majority Lender to make collective decision, Agent) determine that it is objectively impossible for all or any Lenders to disburse the Loan: (i) occurrence of a natural disaster, war or terrorist attack, (ii) interruption of electricity or communications or failure of settlement systems, (iii) occurrence of an event which renders borrowing and lending transactions in yen funds impossible on the Tokyo Interbank Market; or (iv) occurrence of any other event not attributable to any Lenders, which is equivalent to (i), (ii) and (iii) above.

12.

“Borrower” has the meaning defined in the preamble of this Agreement; provided, however, that after the Absorption-type Company Split comes into effect, depending on the context, this will mean Borrower (New LINE).

13.	“Borrower (New LINE)” means LINE Demerger Preparatory Company that is the wholly owned subsidiary of Borrower and that will be the succeeding company in the Absorption-type Company Split.

14.

“Borrower-Designated Account” means ordinary account (Account Number: 1424939; Account Name: LINE Corporation) held by Borrower at the Ebisu Branch of Mizuho Bank, Ltd. or, if Borrower designates another account as the new Borrower-Designated Account with the approval of Agent, and Agent so notifies Borrower and All Lenders, such new account.

15.

“Loan Application” means an application that Borrower submits to Agent in accordance with the provisions of Article 4, Paragraph 1 or Paragraph 4 in a case where it wishes to obtain a loan pursuant to this Agreement.

16.	“Prepayment” means repayment of all or a portion of the principal of a Loan prior to the Payment Date for the principal of the Loan.

17.

“Base Interest Rate” means, for each Interest Rate Period, the Japanese Yen TIBOR published by JBA TIBOR Administration (Telerate screen page 17097 or its successor page) as of 11:00 a.m. or the closest possible time after 11:00 a.m. on the day two Business Days prior to the commencement date of the such Interest Rate Period, that corresponds to the period that corresponds to the such Interest Rate Period (“Base Interest Rate Period”); provided, however, that if no interest rate corresponding to the Base Interest Rate Period is displayed among the Japanese Yen TIBOR rates published by JBA TIBOR Administration (Telerate screen page 17097 or its successor page) the Base Interest Rate shall be the higher of the Japanese Yen TIBOR published by JBA TIBOR Administration (Telerate screen page 17097 or its successor page) for the shortest period longer than such Base Interest Rate Period and the interest rate for the longest period shorter than such Base Interest Rate Period (if such rates are the same, then such rate, and if the relevant Base Interest Rate Period is shorter than one week, the Base Interest Rate shall be the interest rate for one week). If such interest rate is not published for any reason, this rate shall be the interest rate (indicted as an annual rate) that is reasonably determined by Agent as the offered rate for yen loan transactions for the period corresponding to the relevant Base Interest Rate Period in the Tokyo interbank market as of 11:00 a.m. or the closest possible time prior to 11:00 a.m. on the day two Business Days prior to the commencement date of the such Interest Rate Period. Further, if the entity that published the Japanese Yen TIBOR (Telerate screen page 17097 or its successor page) changes from JBA TIBOR Administration to another organization, “JBA TIBOR Administration” in this paragraph shall be replaced with the name of such organization. If the interest rate determined in accordance with this paragraph falls below 0%, the Base Interest Rate shall be 0%.

September 30, 2020 Credit Line Agreement for LINE Corporation

18.

“Permitted Security Interest” means collectively (i) any revolving security interest already granted over any assets of Borrower at the time of execution of this Agreement to secure, among other claims, claims of Lenders or Agent under this Agreement, (ii) any security interests (including revolving security interests; hereinafter the same) granted by Borrower in accordance with Article 23 to secure the Loan Claims or the right to require performance of any guarantee obligation of Lenders or Agent under this Agreement, or to secure such claims among other claims, and (iii) any statutory liens (sakidori tokken), retention rights (ryuchi-ken), or other security interest created as a matter of course pursuant to Laws and Regulations.

19.

“Accrued Interest” means, in a case where a Prepayment is made pursuant to this Agreement (including cases of extinguishment of principal through exercise of a Permitted Security Interest, voluntary sale of assets subject to a Permitted Security Interest, or accord and satisfaction; hereinafter the same in this paragraph) or a set-off is performed, the interest (calculated in accordance with Article 10, Paragraph 2) accruing on the amount of principal subject to Prepayment or set-off until the day of such Prepayment or set-off.

20.

“Financial Statements” means (i) the financial statements (i.e., the balance sheet and profit and loss statement set forth in Article 435, Paragraph 2 of the Companies Act (Act No. 86 of 2005, as amended), and the statements of changes in net assets and tables of explanatory notes on unconsolidated financial statements set forth in Article 59, Paragraph 1 of the Rule of Corporate Accounting (Ordinance of the Ministry of Justice No. 13 of 2006, as amended)) and the business report (jigyo houkokusho) for each business year, as set forth in Article 435, Paragraph 2 of the Companies Act (audited documents, in cases where such documents are required to be audit under Laws and Regulations or have otherwise been audited; hereinafter the same); (ii) the temporary financial statements set forth in Article 441, Paragraph 1 of the Companies Act; (iii) the consolidated financial statements for each business year set forth in Article 444, Paragraph 1 of the Companies Act; (iv) interim balance sheets and profit and loss statements (consolidated and non-consolidated).

21.	“Fiscal Term” means a business year, not including semiannual periods or quarterly periods.

22.	“Taxes and Public Charges” means all taxes or public charges including income taxes, corporate taxes, and other taxes, which may be imposed in Japan.

23.	“Individual Loan(s)” means the Tranche A Individual Loans, Tranche B Individual Loans, Tranche C Individual Loans and/or Tranche D Individual Loans.

24.	“Individual Loan Proceeds” means Tranche A Individual Loan Proceeds, Tranche B Individual Loan Proceeds, Tranche C Individual Loan Proceeds, and/or Tranche D Individual Loan Proceeds.

25.

“Individual Loan Disbursement Amount(s)” means the Tranche A Individual Loan Disbursement Amount, Tranche B Individual Loan Disbursement Amount, Tranche C Individual Loan Disbursement Amount, and/or Tranche D Individual Loan Disbursement Amount.

26.

“Outstanding Individual Loan Money” means principal, interest, default interest, Break Funding Cost, and other monies relating to an Individual Loan that Borrower owes an obligation to pay pursuant to this Agreement.

27.	“Commitment Period(s)” means the Commitment Period (Tranche A/B/C) and/or Commitment Period (Tranche D).

28.

“Commitment Period (Tranche A/B/C)” means the period from October 24, 2020 (inclusive; provided, however, that if such date is not a Business Day, the immediately preceding Business Day) until the Commitment Expiration Date (Tranche A/B/C).

29.	“Commitment Period (Tranche D)” means the period from the Tranche C Loan Disbursement Date (inclusive) until the Commitment Expiration Date (Tranche D).

September 30, 2020 Credit Line Agreement for LINE Corporation

30.	“Commitment Expiration Date(s)” means the Commitment Expiration Date (Tranche A/B/C) and/or Commitment Expiration Date (Tranche D).

31.	“Commitment Expiration Date (Tranche A/B/C)” means March 31, 2021 (if such date is not a Business Day, the immediately preceding Business Day).

32.	“Commitment Expiration Date (Tranche D)” means the date the Restructuring is completed (if such date is not a Business Day, the immediately preceding Business Day).

33.	“Commitment Fee(s)” means the Tranche A Commitment Fee, Tranche B Commitment Fee, Tranche C Commitment Fee, and/or Tranche D Commitment Fee.

34.

“Commitment Fee Calculation Period(s)” means the Tranche A Commitment Fee Calculation Period, Tranche B Commitment Fee Calculation Period, Tranche C Commitment Fee Calculation Period, and/or Tranche D Commitment Fee Calculation Period.

35.	“Commitment Fee Rate(s)” means the Tranche A Commitment Fee Rate, Tranche B Commitment Fee Rate, Tranche C Commitment Fee Rate, and/or Tranche D Commitment Fee Rate.

36.	“Participation Ratio” means the ratio of the sum of the following amounts (a) through (d) for a given Lender against the sum of the following amounts (a) through (d) for All Lenders.

(a)

For the Tranche A Loan, until the day preceding the day the Tranche A Loan is disbursed, the Tranche A Credit Amount, and from the day the Tranche A Loan is disbursed onward, the sum of the principal amount which has not been repaid of the Tranche A Individual Loans;

(b)

For the Tranche B Loan, until the day preceding the day the Tranche B Loan is disbursed, the Tranche B Credit Amount, and from the day the Tranche B Loan is disbursed onward, the sum of the principal amount which has not been repaid of the Tranche B Individual Loans;

(c)

For the Tranche C Loan, until the day preceding the day the Tranche C Loan is disbursed, the Tranche C Credit Amount, and from the day the Tranche C Loan is disbursed, the sum of the principal amount which has not been repaid of the Tranche C Individual Loans; and

(d)	For the Tranche D Loan, limited to on and after the day the Tranche C Loan is repaid in full, the sum of the principal amount which has not been repaid of the Tranche D Individual Loans.

37.	“Requested Disbursement Date” means a Business Day within the Commitment Period that Borrower indicates in a Loan Application as the day it desires drawdown of a Loan.

38.	“Disbursement Date(s)” means the Tranche A Loan Disbursement Date, Tranche B Loan Disbursement Date, Tranche C Loan Disbursement Date, and/or Tranche D Loan Disbursement Date.

39.	“Disbursement Date (Tranche A/B/C)” means a date any of the Tranche A Loan, Tranche B Loan, or Tranche C Loan is disbursed.

40.	“Payment Deadline” means, if any Payment Dates are set forth herein, 11:00 a.m. on such Payment Date.

41.	“Spread(s)” means the Spread (Tranche A), Spread (Tranche B), Spread (Tranche C), and/or Spread (Tranche D).

42.	“Spread (Tranche A)” means 0.50% per annum.

43.	“Spread (Tranche B)” means 0.75% per annum.

44.	“Spread (Tranche C)” means 0.50% per annum.

45.	“Spread (Tranche D)” means 0.75% per annum.

September 30, 2020 Credit Line Agreement for LINE Corporation

46.

“Sanctions” means any economic or commercial sanction or restrictive measures administered, implemented, invoked or enforced by the U.S. Treasury’s Office of Foreign Assets Control (OFAC), the U.S. Department of State, the United Nations Security Council, EU, French Republic, Her Majesty’s Treasury and/or Japan, or any other competent sanctions authorities.

47.	“Sanctioned Country” means any country or territory subject to Sanctions broadly prohibiting transactions with such country or territory or the government thereof.

48.	“Sanctioned Person” means any individual or entity that is the subject or target of any Sanction.

49.

“Break Funding Cost” means, in the case where (i) the principal is repaid (including cases of extinguishment of principal through exercise of a Permitted Security Interest, voluntary sale of assets subject to a Permitted Security Interest, or accord and satisfaction; hereinafter the same in this paragraph) or set off on any day other than an Interest Payment Date, (ii) Borrower terminates a loan agreement for an Individual Loan pursuant to the former clause of Article 587-2, Paragraph 2 of the Civil Code (Act No. 89 of 1896, as amended) after a loan application is made and prior to disbursement of such Individual Loan; (iii) the relevant Individual Loan is not disbursed on account of failure to satisfy all or any of the conditions specified in the items of Article 5, Paragraph 1 or Paragraph 2; or (iv) a Loan becomes due and payable before its contemplated repayment dates pursuant to Article 24, and if the Reinvestment Interest Rate falls below the Base Interest Rate at the time of the commencement of calculation of the Break Funding Cost (this means, with respect to (i), the time of such repayment or set off; with respect to (ii) and (iii), the Requested Disbursement Date of the relevant Individual Loan, and with respect to (iv), a point in time after the Loan becomes due and payable and reasonably determined by Lenders; hereinafter the same), an amount calculated by multiplying the Applicable Principal Amount Subject to Break Funding Cost (this means, with respect to (i), the amount of principal repaid or set off; with respect to (ii) and (iii), the Individual Loan Disbursement Amount of the relevant Individual Loan; and with respect to (iv), the amount of principal of the relevant Individual Loan at the time on which it becomes due and payable; hereinafter the same) by (a) the difference between the Reinvestment Interest Rate and the Base Interest Rate and (b) the actual number of days in the Remaining Period. “Remaining Period” means the period from the time of commencement of calculation of the Break Funding Cost to the immediately following Interest Payment Date, and “Reinvestment Interest Rate” means an interest rate reasonably determined by the relevant Lender as the rate that would be applied assuming that the Applicable Principal Amount Subject to Break Funding Cost were reinvested in the Tokyo Interbank Market for the duration of the Remaining Period. Further, Break Funding Cost shall be calculated on a day-to-day basis and on the basis of a 365-day year, inclusive of the first day and exclusive of the last day, wherein division shall be done at the end of the calculation and fractions less than one yen shall be discarded.

50.	“Total Outstanding Loan Balance” means the sum of the principal of the Outstanding Individual Loan Money of All Lenders.

51.

“Increased Costs” means, in cases where a Lender’s expenses for disbursing or maintaining Individual Loans, maintaining the Lending Obligation, or preserving its rights markedly increase (excluding any increase caused by a change in tax rates on taxable income of the relevant Lender) due to (i) any enactment, repeal or amendment of the Laws and Regulations, or any change in the interpretation or application thereof, (ii) the establishment of, or increase in, capital reserves, or (iii) any change in the restrictions under or application of accounting rules or any other reason (limited to reasonable grounds not attributable to a Lender), the amount of such increase (in the amount reasonably calculated by the relevant Lender).

52.	“Increased Costs Lender” means a Lender that has incurred Increased Costs.

53.	“Damage etc.” means damage, loss, and reasonable expenses etc. (including reasonable attorney fees).

54.	“Majority Lender” means one or more Lenders whose Participation Ratios as of the Collective Decision-Making Time (provided, however, that in a case where the Lending Obligation of a portion of Lenders

September 30, 2020 Credit Line Agreement for LINE Corporation

extinguishes prior to the extinguishment of the Lending Obligation of All Lenders, as long as such Lenders have Outstanding Individual Loan Money, the amount of the principal of such Outstanding Individual Loan Money will be deemed the Credit Amount of such Lenders as of the Collective Decision-Making Time in the calculation of their Participation Ratio, and once Lending Obligation of All Lenders has extinguished, as long as payment of all of the obligations under this Agreement for Loans has not completed, the ratio shall be based on the total principal amount of the Outstanding Individual Loan Money of each Lender against the Total Outstanding Loan Balance as of the Collective Decision-Making Time) amount(s) to 50.1% or more in total. “Collective Decision-Making Time” means, in the cases where a Lender determines that any event requiring instructions by Majority Lender has occurred, the point in time when Agent receives notice under Item (i) of Article 29, Paragraph 1, and in the cases where Borrower or Guarantor determines it necessary for Majority Lender to make collective decision, the point in time when Agent receives notice under Article 29, Paragraph 2; and in the cases where Agent determines it necessary for Majority Lender to make collective decision, the point in time when Agent gives notice set forth in Article 29, Paragraph 3.

55.

“Advance Payment Costs” means, in cases where Agent makes an Advance Payment, the amount calculated as the amount of such Advance Payment, multiplied by (i) the Funding Rate and (ii) the actual number of days of the Advance Payment Period. “Advance Payment Period” means the period commencing on the date on which Agent makes an Advance Payment and ending on the date on which Agent receives the amount relating to such Advance Payment, and “Funding Rate” means the interest rate reasonably determined by Agent as the interest rate to fund the amount of the Advance Payment through the Advance Payment Period. Further, such Advance Payment Costs shall be prorated on the basis of a 360-day year, inclusive of the first day and exclusive of the last day, with division operations done last and fractions less than one yen discarded.

56.

“Advance Payment” means, (i) with respect to a repayment by Borrower on a Payment Date, the payment made by Agent to the Lenders, before the completion of the repayment by Borrower, of an amount equivalent to the amount to be distributed to the Lenders in accordance with the provisions of Article 18, or (ii) with respect to the Individual Loan made by a Lender on a Requested Disbursement Date, the payment made by Agent to Borrower, before the disbursement of the Individual Loans by the Lender, of an amount equivalent to the amount to be lent to Borrower as the Individual Loan.

57.

“Provision of Security Interest” means (i) provision of a security interest in any asset of Borrower, and (ii) granting an option to provide a security interest in any specific asset of Borrower, except for statutory liens (sakidori tokken) and retention rights (ryuchi-ken), and any other security interest which automatically arises by operation of Laws and Regulations. Further, for the avoidance of doubt, “Provision of Security Interest” shall not include Borrower’s delivery of, establishment of, or provision of deposit, guarantee deposits or lease deposits and any other similar money based on the requirement under the Laws and Regulations or the reasonable business necessity.

58.	“Status Assignee” means a person receiving an assignment of status under this Agreement and the attendant rights and obligations in accordance with Article 31, Paragraph 3.

59.	“Status Assignor” means a person making an assignment of status under this Agreement and the attendant rights and obligations in accordance with Article 31, Paragraph 3.

60.

“Timely Disclosure Materials” means any documents published in accordance with rules of financial instruments exchanges, such as a summary of financial statements (kessan tanshin), a revised earnings forecast and a summary of quarterly financial statements.

61.	“Applicable Interest Rate(s)” means the Applicable Interest Rate (Tranche A), Applicable Interest Rate (Tranche B), Applicable Interest Rate (Tranche C), and/or Applicable Interest Rate (Tranche D).

62.	“Applicable Interest Rate (Tranche A)” means the interest rate for each Interest Rate Period obtained by adding the Spread (Tranche A) to the Base Interest Rate.

September 30, 2020 Credit Line Agreement for LINE Corporation

63.	“Applicable Interest Rate (Tranche B)” means the interest rate for each Interest Rate Period obtained by adding the Spread (Tranche B) to the Base Interest Rate.

64.	“Applicable Interest Rate (Tranche C)” means the interest rate for each Interest Rate Period obtained by adding the Spread (Tranche C) to the Base Interest Rate.

65.	“Applicable Interest Rate (Tranche D)” means the interest rate for each Interest Rate Period obtained by adding the Spread (Tranche D) to the Base Interest Rate.

66.	“Tranche A Loan” means the Loan of the Tranche A Individual Loan Disbursement Amount to Borrower in accordance with the provisions of this Agreement.

67.

“Tranche A Credit Amount” means the amount indicated for each Tranche A Lender in the section of Tranche A Credit Amount in Schedule 1 (if amended in accordance with the provisions of Article 31, Paragraph 2, such new amount).

68.	“Tranche A Loan Disbursement Date” means the date that the Tranche A Loan is disbursed.

69.

“Tranche A Principal Repayment Date” means the one-year anniversary of the Tranche A Loan Disbursement Date; provided, however, that if such day is not a Business Day, the Repayment Date shall be the following Business Day, but if the following Business Day falls on the following month, the Repayment Date shall be the immediately preceding Business Day.

70.	“Tranche A Individual Loan” means a loan disbursed by a Tranche A Lender through the use of the Tranche A Loan.

71.	“Tranche A Individual Loan Proceeds” means the money that a Tranche A Lender lends to Borrower by way of a Tranche A Individual Loan.

72.

“Tranche A Individual Loan Disbursement Amount” means the amount of Tranche A Individual Loan Proceeds (the amount obtained by multiplying the total Tranche A Loan amount in the relevant Loan Application by the Tranche A Participation Ratio of the relevant Tranche A Lender).

73.	“Tranche A Commitment Fee” means the fee that Borrower pays to each Tranche A Lender pursuant to Article 13, Paragraph 1.

74.

“Tranche A Commitment Fee Calculation Period” means the Commitment Period (Tranche A/B/C); provided, however, that if the Lending Obligation of all or any Tranche A Lenders terminates prior to the passage of the Commitment Expiration Date (Tranche A/B/C), the Tranche A Commitment Fee Calculation Period of the relevant Tranche A Lender(s) will end on the day the Lending Obligation of the relevant Tranche A Lender(s) terminates (inclusive), and thereafter the Tranche A Commitment Fee Calculation Period shall not exist.

75.	“Tranche A Commitment Fee Rate” means 0.50% (annual rate).

76.	“Tranche A Participation Ratio” means the ratio of each Tranche A Lender’s Tranche A Credit Amount against the Tranche A Total Credit Amount.

77.	“Tranche A Total Credit Amount” means the sum of the Tranche A Credit Amounts of All Tranche A Lenders.

78.

“Tranche A Interest Payment Date” means (i) December 30, 2020 for the first Interest Payment Date; (ii) thereafter, the last day of March, the last day of June, the last day of September, and the last day of December each year, and (iii) the Tranche A Principal Repayment Date for the final Interest Payment Date; provided, however, that if any such day is not a Business Day, the Interest Payment Date shall be the following Business Day, but if the following Business Day falls on the following month, the Interest Payment Date shall be the immediately preceding Business Day.

September 30, 2020 Credit Line Agreement for LINE Corporation

79.	“Tranche B Loan” means the Loan of the Tranche B Individual Loan Disbursement Amount to Borrower in accordance with the provisions of this Agreement.

80.

“Tranche B Credit Amount” means the amount indicated for each Tranche B Lender in the section of Tranche B Credit Amount in Schedule 1 (if amended in accordance with the provisions of Article 31, Paragraph 3, such new amount).

81.	“Tranche B Loan Disbursement Date” means the date that the Tranche B Loan is disbursed.

82.

“Tranche B Principal Repayment Date” means the three-year anniversary of the Tranche B Loan Disbursement Date; provided, however, that if such day is not a Business Day, the Repayment Date shall be the following Business Day, but if the following Business Day falls on the following month, the Repayment Date shall be the immediately preceding Business Day.

83.	“Tranche B Individual Loan” means a loan disbursed by a Tranche B Lender through the use of the Tranche B Loan.

84.	“Tranche B Individual Loan Proceeds” means the money that a Tranche B Lender lends to Borrower by way of a Tranche B Individual Loan.

85.

“Tranche B Individual Loan Disbursement Amount” means the amount of Tranche B Individual Loan Proceeds (the amount obtained by multiplying the total Tranche B Loan amount in the relevant Loan Application by the Tranche B Participation Ratio of the relevant Tranche B Lender).

86.	“Tranche B Commitment Fee” means the fee that Borrower pays to each Tranche B Lender pursuant to Article 13, Paragraph 2.

87.

“Tranche B Commitment Fee Calculation Period” means the Commitment Period (Tranche A/B/C); provided, however, that if the Lending Obligation of all or any Tranche B Lenders terminates prior to the passage of the Commitment Expiration Date (Tranche A/B/C), the Tranche B Commitment Fee Calculation Period of the relevant Tranche B Lender(s) will end on the day the Lending Obligation of the relevant Tranche B Lender(s) terminates (inclusive), and thereafter the Tranche B Commitment Fee Calculation Period shall not exist.

88.	“Tranche B Commitment Fee Rate” means 0.50% (annual rate).

89.	“Tranche B Participation Ratio” means the ratio of each Tranche B Lender’s Tranche B Credit Amount against the Tranche B Total Credit Amount.

90.	“Tranche B Total Credit Amount” means the sum of the Tranche B Credit Amounts of All Tranche B Lenders.

91.

“Tranche B Interest Payment Date” means (i) December 30, 2020 for the first Interest Payment Date; (ii) thereafter, the last day of March, the last day of June, the last day of September, and the last day of December each year, and (iii) the Tranche B Principal Repayment Date for the final Interest Payment Date; provided, however, that if any such day is not a Business Day, the Interest Payment Date shall be the following Business Day, but if the following Business Day falls on the following month, the Interest Payment Date shall be the immediately preceding Business Day.

92.	“Tranche C Loan” means the Loan of the Tranche C Individual Loan Disbursement Amount to Borrower in accordance with the provisions of this Agreement.

93.

“Tranche C Credit Amount” means the amount indicated for each Tranche C Lender in the section of Tranche C Credit Amount in Schedule 1 (if amended in accordance with the provisions of Article 31, Paragraph 3, such new amount).

94.	“Tranche C Loan Disbursement Date” means the date that the Tranche C Loan is disbursed.

September 30, 2020 Credit Line Agreement for LINE Corporation

95.

“Tranche C Principal Repayment Date” means the date the Restructuring is completed; provided, however, that if such day is not a Business Day, the Repayment Date shall be the following Business Day, but if the following Business Day falls on the following month, the Repayment Date shall be the immediately preceding Business Day.

96.	“Tranche C Individual Loan” means a loan disbursed by a Tranche C Lender through the use of the Tranche C Loan.

97.	“Tranche C Individual Loan Proceeds” means the money that a Tranche C Lender lends to Borrower by way of a Tranche C Individual Loan.

98.

“Tranche C Individual Loan Disbursement Amount” means the amount of Tranche C Individual Loan Proceeds (the amount obtained by multiplying the total Tranche C Loan amount in the relevant Loan Application by the Tranche C Participation Ratio of the relevant Tranche C Lender).

99.	“Tranche C Commitment Fee” means the fee that Borrower pays to each Tranche C Lender pursuant to Article 13, Paragraph 3.

100.

“Tranche C Commitment Fee Calculation Period” means the Commitment Period (Tranche A/B/C); provided, however, that if the Lending Obligation of all or any Tranche C Lenders terminates prior to the passage of the Commitment Expiration Date (Tranche A/B/C), the Tranche C Commitment Fee Calculation Period of the relevant Tranche C Lender(s) will end on the day the Lending Obligation of the relevant Tranche C Lender(s) terminates (inclusive), and thereafter the Tranche C Commitment Fee Calculation Period shall not exist.

101.	“Tranche C Commitment Fee Rate” means 0.50% (annual rate).

102.	“Tranche C Participation Ratio” means the ratio of each Tranche C Lender’s Tranche C Credit Amount against the Tranche C Total Credit Amount.

103.	“Tranche C Total Credit Amount” means the sum of the Tranche C Credit Amounts of All Tranche C Lenders.

104.

“Tranche C Interest Payment Date” means (i) December 30, 2020 for the first Interest Payment Date; (ii) thereafter, the last day of each month, and (iii) the Tranche C Principal Repayment Date for the final Interest Payment Date; provided, however, that if any such day is not a Business Day, the Interest Payment Date shall be the following Business Day, but if the following Business Day falls on the following month, the Interest Payment Date shall be the immediately preceding Business Day.

105.	“Tranche D Loan” means the Loan of the Tranche D Individual Loan Disbursement Amount to Borrower in accordance with the provisions of this Agreement.

106.

“Tranche D Credit Amount” means the amount indicated for each Tranche D Lender in the section of Tranche D Credit Amount in Schedule 1 (if amended in accordance with the provisions of Article 31, Paragraph 3, such new amount).

107.	“Tranche D Loan Disbursement Date” means the date that the Tranche D Loan is disbursed.

108.

“Tranche D Principal Repayment Date” means the three-year anniversary of the Tranche B Loan Disbursement Date; provided, however, that if such day is not a Business Day, the Repayment Date shall be the following Business Day, but if the following Business Day falls on the following month, the Repayment Date shall be the immediately preceding Business Day.

109.	“Tranche D Individual Loan” means each loan disbursed by a Tranche D Lender through the use of the Tranche D Loan.

110.	“Tranche D Individual Loan Proceeds” means the money that a Tranche D Lender lends to Borrower by way of a Tranche D Individual Loan.

September 30, 2020 Credit Line Agreement for LINE Corporation

111.

“Tranche D Individual Loan Disbursement Amount” means the amount of Tranche D Individual Loan Proceeds (the amount obtained by multiplying the total Tranche D Loan amount in the relevant Loan Application by the Tranche D Participation Ratio of the relevant Tranche D Lender).

112.	“Tranche D Commitment Fee” means the fee that Borrower pays to each Tranche D Lender pursuant to Article 13, Paragraph 4.

113.

“Tranche D Commitment Fee Calculation Period” means the Commitment Period (Tranche D); provided, however, that if the Lending Obligation of all or any Tranche D Lenders terminates prior to the passage of the Commitment Expiration Date (Tranche D), the Tranche D Commitment Fee Calculation Period of the relevant Tranche D Lender(s) will end on the day the Lending Obligation of the relevant Tranche D Lender(s) terminates (inclusive), and thereafter the Tranche D Commitment Fee Calculation Period shall not exist.

114.	“Tranche D Commitment Fee Rate” means 0.25% (annual rate).

115.	“Tranche D Participation Ratio” means the ratio of each Tranche D Lender’s Tranche D Credit Amount against the Tranche D Total Credit Amount.

116.	“Tranche D Total Credit Amount” means the sum of the Tranche D Credit Amounts of All Tranche D Lenders.

117.

“Tranche D Interest Payment Date” means (i) June 30, 2021 for the first Interest Payment Date; (ii) thereafter, the last day of March, the last day of June, the last day of September, and the last day of December each year, and (iii) the Tranche D Principal Repayment Date for the final Interest Payment Date; provided, however, that if any such day is not a Business Day, the Interest Payment Date shall be the following Business Day, but if the following Business Day falls on the following month, the Interest Payment Date shall be the immediately preceding Business Day.

118.	“Bail-In Action” means the exercise of Write-down and Conversion Powers by relevant EEA Resolution Authorities in relation to obligation of EEA Financial Institutions.

119.

“Bail-In Legislation” means, as for an EEA Member Country which implements Article 55 of Directive 2014/59/EU of the European Parliament and of Council of the European Union, the Laws and Regulations established by such EEA Member Country from time to time which are specified in the EU Bail-In Legislation Schedule.

120.

“Payment Date(s)” means the relevant Repayment Date with respect to the principal of a Loan; Interest Payment Dates with respect to interest; the dates set forth in the paragraphs of Article 13 with respect to Commitment Fees; and the dates set forth as the dates on which payments shall be made in accordance with this Agreement with respect to other monies.

121.	“Repayment Date(s)” means the Tranche A Principal Repayment Date, Tranche B Principal Repayment Date, Tranche C Principal Repayment Date, and/or Tranche D Principal Repayment Date.

122.

“Reports” means reports such as annual securities reports, semi-annual reports, quarterly reports, extraordinary reports and amendments thereto (provided however, with respect to Guarantor (NAVER), Annual Reports, Audit Reports and Review Report for each quarterly period).

123.

“Laws and Regulations” means the treaties, laws, ordinances, cabinet orders, ministerial ordinances, rules, announcements, judgments, decisions, arbitral awards, directives, and policies of relevant authorities applicable to this Agreement, the transactions pursuant to this Agreement, and the parties hereto.

124.	“Guarantor(s)” means Guarantor (NAVER) and/or Guarantor (ZHD).

125.	“Guarantor (NAVER)” means NAVER Corporation.

126.	“Guarantor (ZHD)” means Z Holdings Corporation.

September 30, 2020 Credit Line Agreement for LINE Corporation

127.

“Absorption-type Company Split” means, an absorption-type company split to succeed Borrower’s business, including its status and rights and obligations hereunder, to Borrower (New LINE), in accordance with the Absorption-type Company Split Agreement entered into by and between Borrow and Borrower (New LINE) dated January 31, 2020, as part of the Restructuring.

128.

“Write-down and Conversion Power” means, as for an EEA Resolution Authority, the write-down and conversion power which such EEA Resolution Authority has from time to time under the Bail-In Legislation in relevant EEA Member Countries, and such write-down and conversion power is specified in the EU Bail-In Legislation Schedule.

129.

“Bonds with Stock Acquisition Rights” means (i) the euro-yen convertible bonds with stock acquisition rights maturing in 2023 issued on the basis of a resolution of a meeting of Borrower’s board of directors held on September 4, 2018, and (ii) the euro-yen convertible bonds with stock acquisition rights maturing in 2025 issued on the basis of a resolution of a meeting of Borrower’s board of directors held on September 4, 2018.

130.	“Restructuring” means the reorganization for which an overview is given in Attachment 2.

131.

“Restructuring Completion Deadline” means the first Business Day of the month five-month after the month in which the Disbursement Date (Tranche A/B/C) belongs, or a later date approved by Majority Lender.

132.	“Unused Credit Amount” means, with respect to each Lender, such Lender’s Credit Amount less the sum of disbursed Individual Loan Disbursement Amounts of Individual Loans.

133.	“Assignee” means a person receiving an assignment of Loan Claims in accordance with Article 32, Paragraph 1.

134.	“Assignor” means a person making an assignment of Loan Claims in accordance with Article 32, Paragraph 1.

135.

“Interest Rate Period” means, with respect to a Loan, the period from the immediately preceding Interest Payment Date (for the initial Interest Rate Period, the Disbursement Date) until the relevant Interest Payment Date.

136.	“Interest Payment Date(s)” means the Tranche A Interest Payment Dates, Tranche B Interest Payment Dates, Tranche C Interest Payment Dates, and Tranche D Interest Payment Dates.

137.	“EEA” means the European Economic Area.

138.	“EEA Member Country” means any member country of the EU, Republic of Iceland, Principality of Liechtenstein and Norway.

139.

“EEA Financial Institution(s)” means (i) banks, investment banks and the like which are incorporated in EEA Member Countries and are subject to supervision of EEA Resolution Authorities, (ii) parent companies of financial institutions described in (i) above which are incorporated in EEA Member Countries, or (iii) subsidiaries of institutions described in (i) or (ii) above which are incorporated in EEA Member Countries and are financial institutions subject to supervision as consolidated subsidiaries of their parent companies.

140.

“EEA Resolution Authorities” means public authorities in EEA Member Countries (including delegators) or persons delegated by such public authorities, which are responsible for the decision of resolution regarding EEA Financial Institutions.

141.	“EU” means the European Union.

142.	“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor thereof).

September 30, 2020 Credit Line Agreement for LINE Corporation

Article 2. Rights and Obligations of Lenders

1.	Tranche A Lenders owe the Lending Obligation for the Tranche A Loan.

2.	Tranche B Lenders owe the Lending Obligation for the Tranche B Loan.

3.	Tranche C Lenders owe the Lending Obligation for the Tranche C Loan.

4.	Tranche D Lenders owe the Lending Obligation for the Tranche D Loan.

5.	Lenders can exercise their rights under this Agreement individually and independently, except as otherwise set forth in this Agreement.

6.

Unless otherwise set forth in this Agreement, the obligations of each Lender under this Agreement shall be separate and independent, and a Lender shall not be released from its obligations under this Agreement for the reason that any of the other Lenders fails to perform such obligations. No Lender shall be responsible for any failure of any of the other Lenders to perform its obligations under this Agreement.

7.

If a Lender fails to make an Individual Loan on the Requested Disbursement Date in breach of its Lending Obligation, such Lender shall, upon the request of the Borrower, immediately compensate the Borrower for all Damage etc. incurred by Borrower as a result of such breach; provided, however, that the compensation to Borrower for such Damage etc., except where otherwise provided herein, shall be limited to the amount equal to the difference between (a) the interest and other expenses that are required or would be required to be paid by Borrower in a case where it obtains a separate loan as a result of such Lender’s failure to make such Individual Loan on the Requested Disbursement Date and (b) the interest and other expenses that would be required to be paid by Borrower in a case where the Individual Loan was disbursed on the Requested Disbursement Date (provided however, that the foregoing limitation shall not apply to the case where it is apparent as of such Requested Disbursement Date that all of the conditions set forth in the items of Article 5, Paragraphs 1 or 2 relating to such Individual Loan are satisfied as of such Requested Disbursement Date).

Article 3. Use of Proceeds

1.

Borrower shall use the proceeds of the Tranche A Loan, the Tranche B Loan, and the Tranche C Loan for expenses for redemption of the Bonds with Stock Acquisition Rights and expenses incidental thereto.

2.	Borrower shall use proceeds of the Tranche D Loan as funds for refinancing the Tranche C Loan and expenses incidental thereto.

3.	Agent and each Lender are not obligated to monitor, investigate, or review the status of compliance with the use of proceeds as stipulated in Paragraph 1 and Paragraph 2 of this Article 3.

Article 4. Application for Loans

1.

On or after the Execution Date, Borrower may make application for the Tranche A Loan, the Tranche B Loan and the Tranche C Loan up to one time in total pursuant to the terms of this Agreement (provided that if an application is made for two or more of tranches of the Tranche A Loan, the Tranche B Loan and the Tranche C Loan in a single Loan Application, this shall be treated as one application in total). If Borrower wishes to request the disbursement of a loan pursuant to this Agreement, Borrower shall, by 10:00 a.m. on the day three Business Days prior to the Requested Disbursement Date, express its intent to apply for a loan to All Tranche A Lenders, All Tranche B Lenders and All Tranche C Lenders by way of submitting a Loan Application in the form specified in Attachment 3 or in the form designated by Agent to Agent by facsimile transmission. If Borrower has sent a Loan Application to Agent by facsimile transmission, Borrower shall confirm over the phone whether Agent has received such Loan Application.

September 30, 2020 Credit Line Agreement for LINE Corporation

2.	The Loan Application referred to in Paragraph 1 of this Article 4 shall specify:

(1)	The relevant tranche or tranches

(2)	The amount of the loan

The requested amount of the Tranche A Loan specified in the Loan Application shall be equal to the sum of the requested amount of the Tranche B Loan and the requested amount of the Tranche C Loan.

(3)	The Requested Disbursement Date

The Requested Disbursement Date specified in the Loan Application shall be a Business Day within the Commitment Period (Tranche A/B/C).

3.

The expression of intent to apply for a loan pursuant to Paragraph 1 of this Article 4 shall become effective in relation to All Tranche A Lenders, All Tranche B Lenders and All Tranche C Lenders upon receipt by Agent of the Loan Application. Once Agent has received a Loan Application, Borrower may not cancel, terminate or modify the application for the loan under Paragraph 1 of this Article 11 or a loan agreement related to such application in relation to any Lender for any reason whatsoever except as permitted under Laws and Regulations. If Agent has received a Loan Application from Borrower, Agent shall, by noon on the day two Business Days prior to the Requested Disbursement Date, notify All Tranche A Lenders, All Tranche B Lenders and All Tranche C Lenders of the application for the loan by Borrower and details thereof by sending a copy of the Loan Application.

4.

On or after the Execution Date, Borrower may apply for the Tranche D Loan up to one time in total pursuant to the terms of this Agreement. If Borrower wishes to request the disbursement of a loan pursuant to this Agreement, Borrower shall, by 10:00 a.m. on the day three Business Days prior to the Requested Disbursement Date, express its intent to apply for a loan to All Tranche D Lenders by way of submitting a Loan application in the form specified in Attachment 4 or in the form designated by Agent to Agent by facsimile transmission. If Borrower has sent a Loan Application to Agent by facsimile transmission, Borrower shall confirm over the phone whether Agent has received such Loan Application.

5.	The Loan Application referred to in Paragraph 4 of this article shall specify:

(1)	The amount of the Loan

(2)	The Requested Disbursement Date

The Requested Disbursement Date specified in the Loan Application shall be a Business Day within the Commitment Period (Tranche D).

6.

The expression of intent to apply for a loan pursuant to Paragraph 4 of this Article 4 shall become effective in relation to All Tranche D Lenders upon receipt by Agent of the Loan Application. Once Agent has received the Loan Application, Borrower may not cancel, terminate or modify the application for the loan under Paragraph 4 of this Article 4 or a loan agreement related to such application in relation to any Tranche D Lender for any reason whatsoever except as permitted under Laws and Regulations. If Agent has received a Loan Application from Borrower, Agent shall, by noon. on the day two Business Days prior to the Requested Disbursement Date, notify All Tranche D Lenders of the application for the loan by Borrower and details thereof by sending a copy of the Loan Application.

Article 5. Conditions Precedent to Incurrence of Lending Obligation

1.

During the Commitment Period (Tranche A/B/C), Tranche A Lenders, Tranche B Lenders, and Tranche C Lenders shall incur the Lending Obligation subject to the satisfaction of all of the following conditions (except for those waved by Tranche A Lenders, Tranche B Lenders, and Tranche C Lenders) as of the time of the disbursement of an Individual Loan (whether or not notice has been given pursuant to Article 7,

September 30, 2020 Credit Line Agreement for LINE Corporation

Paragraph 1), provided that whether or not such conditions are satisfied shall be determined by each Lender, and none of the other Lenders and Agent shall be liable for the determination of, or non-disbursement of an Individual Loan by, such Lender:

(1)	The application for the loan satisfies the requirements set forth in Article 4, Paragraphs 1 and 2 and has taken effect in accordance with the provisions of Article 4, Paragraph 3;

(2)

Such Lender has not been released from its Lending Obligation, or the Lending Obligation of such Lender has not been terminated pursuant to the provisions of this Agreement (including Articles 8, 9 and 34);

(3)

All representations and warranties set forth in the items of Article 19, Paragraphs 1 and 2 are true and correct; provided, however, that if such representations and warranties are not subject to exemption due to negligibility, seriousness or materiality, or other similar exemptions, minor breaches of such representations and warranties are excluded;

(4)

None of Borrower and Guarantors have breached, or are specifically likely to breach, any terms of this Agreement; provided, however, that if such terms are not subject to exemption due to negligibility, seriousness or materiality, or other similar exemptions, minor breaches of such terms are excluded;

(5)	No discussion pursuant to Article 9, Paragraph 2 has been commenced in connection with the Tranche A Loan, the Tranche B Loan or the Tranche C Loan;

(6)

With respect to any Lender, the agreement for the Tranche A Loan, the Tranche B Loan or the Tranche C Loan has not been terminated in whole or in part pursuant to the first sentence of Article 587-2, Paragraph 2 of the Civil Code;

(7)

Borrower has submitted all of the following documents (with respect to documents regarding Borrower (New LINE), in addition to (a) to (c) below, such documents shall include any documents required to be submitted under the Act on Prevention of Transfer of Criminal Proceeds (i.e., confirmation documents at the time of transaction) and all other documents reasonably required by Lenders for the Lender’s KYC process) to Agent, and All Tranche A Lenders, All Tranche B Lenders and All Tranche C Lenders have received copies thereof:

(a)

Seal certificates of the representative of Borrower who affixes his/her name and seal to this Agreement and the representative of Borrower (New LINE) as of the Execution Date (which shall have been prepared and issued within three months prior to the Execution Date);

(b)	Certificates of full commercial registry records of Borrower and Borrower (New LINE) (which shall have been prepared and issued within three months prior to the Execution Date);

(c)	Certified copies of the articles of incorporation of Borrower and Borrower (New LINE);

(d)

A certificate prepared by the representative director of Borrower stating that all formal internal procedures to execute this Agreement and to approve the borrowings under this Agreement have been performed; and

(e)

A business plan (provided, however, that KPI is required to cover the core business (meaning the business consisting of advertisement business (referring to display advertising, account advertising and other advertising), communications business (including but not limited to stamps and emojis) and content business (referring to Line games, Line music, Line manga and other content)) only) and a repayment plan of Borrower having the scope reasonably requested by Tranche A Lenders, Tranche B Lenders and Tranche C Lenders;

(8)	Each Guarantor has submitted all of the following documents to Agent, and All Tranche A Lenders, All Tranche B Lenders and All Tranche C Lenders have received copies thereof (provided, however,

September 30, 2020 Credit Line Agreement for LINE Corporation

that with respect to Tranche A Lenders and Tranche C Lenders, copies of the documents related to Guarantor (NAVER) only). Guarantors shall attach Japanese or English translations of the following documents which have been prepared in any language other than Japanese or English for reference purposes:

(a)

A seal certificate of the representative of such Guarantor who affixes his/her name and seal to this Agreement (provided, however, that with respect to the representative of Guarantor (NAVER), a document that Agent reasonably considers equivalent to its seal certificate shall suffice) (which must have been prepared and issued within three months prior to the Execution Date);

(b)

A certificate of full commercial registry records (provided, however, that with respect to the representative of Guarantor (NAVER), a document that Agent reasonably consider equivalent to a certificate of full commercial registry records shall suffice) (which must have been prepared and issued within three months prior to the Execution Date);

(c)	A certified copy of the articles of incorporation; and

(d)	A certificate prepared by the representative of such Guarantor stating that all formal internal procedures to provide a guarantee pursuant to Article 16 have been performed;

(9)

The joint and several guarantee for each Loan has been validly provided pursuant to this Agreement; provided, however, that the joint and several guarantee for the Tranche B Loan and the Tranche D Loan to be provided by Guarantor (ZHD) shall be subject to the completion of the Restructuring as a suspensive condition;

(10)

Borrower has submitted to Agent and All Lenders a breakdown of expenses to which the proceeds of each of the Tranche A Loan, the Tranche B Loan and the Tranche C Loan will be applied (limited to those which Borrower can reasonably practically prepare or obtain);

(11)

The tender offers (including settlement thereof) jointly made by NAVER J. Hub Corporation and Softbank Corporation. for the purpose of acquiring all shares of common stock etc. of Borrower (other than any treasury shares of Borrower and any shares of common stock and bonds with stock acquisition rights owned by Guarantors (NAVER)) have been lawfully and validly completed in the US and Japan; and

(12)	Borrower has issued a notice of early redemption to holders of the Bonds with Stock Acquisition Rights.

2.

During the Commitment Period (Tranche D), Tranche D Lenders shall incur the Lending Obligation subject to the satisfaction of all of the following conditions (except for those waved by Tranche D Lenders) as of the time of the disbursement of an Individual Loan (whether or not notice has been given pursuant to Article 7, Paragraph 1), provided that whether or not such conditions are satisfied shall be determined by each Lender, and none of the other Lenders and Agent shall be liable for the determination of, or non-disbursement of an Individual Loan by, such Lender:

(1)

The conditions precedent set forth in the items of Paragraph 1 of this Article 5 (other than Items 1 and 10) have been satisfied (in applying such items of Paragraph 1 to this item, the phrase “the Tranche A Loan, the Tranche B Loan or the Tranche C Loan” in the items of Paragraph 1 of this article shall be replaced by “the Tranche D Loan”, the phrase “All Tranche A Lenders, All Tranche B Lenders and All Tranche C Lenders” in the items of Paragraph 1 of this article shall be replaced by “All Tranche D Lenders”, and the phrase “or, with respect to Tranche A Lenders and Tranche C Lenders, copies of the documents related to Guarantor (NAVER) only” in the items of Paragraph 1 of this article shall be replaced by “or copies of the documents related to Guarantor (ZHD) only”). The documents set forth in Paragraph 1, Items 7 and 8 of this Article 5 shall be required to be submitted to Agent by the day three Business Days prior to the Requested Disbursement Date for the Tranche D Loan. Such documents

September 30, 2020 Credit Line Agreement for LINE Corporation

which have already been submitted pursuant to Paragraph 1 of this Article 5 may be replaced by the submission to Agent of a Loan Application stating that the substance of the documents already so submitted remains unchanged by the deadline and in the manner specified in Article 4, Paragraph 4;

(2)	The application for the loan satisfies the requirements set forth in Article 4, Paragraphs 4 and 5 and has taken effect in accordance with the provisions of Article 4, Paragraph 6;

(3)	The Restructuring has been completed; and

(4)	Tranche D Lenders and Agent may reasonably determine that it is certain that the Tranche C Loan will be fully repaid concurrently with the disbursement of the Tranche D Loan.

Article 6. Disbursement of Loans

1.

If a Lender has received an application for a loan pursuant to the provisions of Article 4 and does not give notice pursuant to Article 7, Paragraph 1, and all of the conditions (except for those waved by Lender) set forth in the items of Article 5, Paragraphs 1 or 2 relating to an Individual Loan so applied for are satisfied as of the time of disbursement of such Individual Loan, such Lender shall deposit the Individual Loan Disbursement Amount into the Agent Account by 11:00 a.m. on the Requested Disbursement Date. Such Individual Loan shall be deemed to have been disbursed by such Lender at the time of deposit of such amount by Agent into Borrower Designated Account from the Agent Account.

2.

If a Loan has been disbursed pursuant to Paragraph 1 of this Article 6, Borrower shall immediately submit to Agent a receipt in the form specified in Attachment 9 or Attachment 10 or in form designated by Agent specifying the amount of the Loan and the details of the Individual Loans. If Agent has received such receipt, Agent shall promptly deliver a copy thereof to Lenders who have disbursed the Individual Loans.

3.

If Agent has received an application for a loan pursuant to Article 4 and no notice is given pursuant to Article 7, Paragraph 1, Agent shall be entitled (but not obligated) to disburse an Individual Loans by way of Advance Payment on behalf of a Lender. After such Advance Payment, such Lender shall deposit the amount equal to the Individual Loan Disbursement Amount into the Agent Account in full by the deadline specified in Paragraph 1 of this article 6, and if such deposit is not completed by such deadline, such Lender shall, upon demand from Agent, immediately pay to Agent any Advance Cost required for such Advance Payment, in addition to payment of the amount equal to the Individual Loan Disbursement Amount; provided, however, that if such Lender fails to pay to Agent such Advance Cost and the amount equal to the Individual Loan Disbursement Amount, Agent may require Borrower to pay the Advance Cost and the amount equal to the Individual Loan Disbursement Amount that should be borne by such Lender. Borrower shall, upon demand from Agent, promptly pay such amounts to Agent. In the event that Borrower has, in accordance with the foregoing, paid to Agent the Advance Cost and the amount equal to the Individual Loan Disbursement Amount that should otherwise be borne by such Lender, such Lender shall be deemed not to have disbursed the Individual Loan, and Borrower may, if the requirements for such Individual Loan set forth in the items of Article 5, Paragraphs 1 and 2 are satisfied, make a claim against such Lender for the Advance Cost and the amount equal to the Individual Loan Disbursement Amount that should otherwise be borne by such Lender.

Article 7. Non-Disbursement of Loans

1.

Any Lender which has decided not to disburse an Individual Loan by reason of non-satisfaction of the items of Article 5, Paragraph 1 or Paragraph 2 (“Non-Disbursing Lender”) may notify Agent, Borrower and all other Lenders of such decision together with the reason therefor by 3:00 p.m. on the day one Business Day prior to the Requested Disbursement Date; provided, however, that if such Individual Loan is not disbursed notwithstanding that all of the conditions for such Individual Loan set forth in the items of Article 5, Paragraphs 1 or 2 are satisfied, Non-Disbursing Lender shall not be released from its liability for the breach of its Lending Obligation.

September 30, 2020 Credit Line Agreement for LINE Corporation

2.

If Non-Disbursing Lender does not disburse an Individual Loan, Borrower shall pay the Break Funding Cost (if any) to such Lender to the extent that such payment does not violate any Laws and Regulations, except where such failure to disburse the Individual Loan constitutes a breach of the Lending Obligation of Non-Disbursing Lender.

3.

In the event that Borrower terminates a loan agreement for an Individual Loan pursuant to the first sentence of Article 587-2, Paragraph 2 of the Civil Code after an application for the loan is made and prior to the disbursement of the Individual Loan so applied for, Borrower shall give written notice of such termination to Lender which is a party to such loan agreement to be terminated as well as Agent. In such event, Agent shall, upon receipt of such notice, promptly so notify all other Lenders. Borrower shall, upon such termination, pay the Break Funding Cost (if any) to such Lender.

4.

In the case of Paragraph 2 or Paragraph 3 of this Article 7, the relevant Lender shall notify Agent of the amount of the Break Funding Cost (if any) by the day three Business Days after the day on which the calculation of the Break Funding Cost is commenced. Agent shall, upon receipt of such notice, promptly so notify Borrower. Borrower shall pay such Break Funding Cost (if any) immediately upon receipt of such notice from Agent in accordance with the provisions of Article 17.

Article 8. Release of Lenders from Their Obligations and Bail-In

1.	If any Loan Unavailability Event has occurred with respect to any Lender, Agent shall immediately so notify Borrower, Guarantors and All Lenders in writing.

2.

If, after notice is given pursuant to Paragraph 1 of this Article 8, Majority Lender (or, if it is difficult for Majority Lender to make collective decision, Agent) reasonably determine that such Loan Unavailability Event has ceased to exist, Agent shall immediately notify Borrower, Guarantors and All Lenders that such Loan Unavailability Event has ceased to exist.

3.	During the Loan Unavailability Period, All Lenders shall be released from the Lending Obligation.

4.

Notwithstanding this Agreement or any other agreement, arrangement or understanding between parties to this Agreement, each party to this Agreement accepts that, as long as those are unsecured, any obligation of any party to this Agreement, which is an EEA Financial Institution, under this Agreement shall be subject to write-down and conversion power of the EEA Resolution Authority, and agrees, acknowledges and accepts that such obligations shall be bound by the events set forth in the items below:

(1)	Application of Write-down and Conversion Powers to such obligation by EEA Resolution Authorities; and

(2)	Effect of Bail-In Action against such obligation (including the following, if applicable):

(a)	A reduction or a cancellation of all or a part of such obligation;

(b)

A conversion of all or a part of such obligation into shares or any other securities relating to any interest in such EEA Financial Institution or its parent company (issued or otherwise delivered to such party); and

(c)	A change in the terms of such obligation in connection with exercise of write-down or conversion power by EEA Resolution Authorities.

Article 9. Increased Cost and Illegality

1.

Increased Cost Lender may, by giving written notice to Borrower through Agent, require Borrower to choose whether to bear the Increased Cost or to repay its obligations to Increased Cost Lender and thereby terminate the Lending Obligation of Increased Cost Lender.

September 30, 2020 Credit Line Agreement for LINE Corporation

2.

In the event that the execution and performance of, and the transactions under, this Agreement would violate any Laws and Regulations binding on any Lender (except where it is attributable to Lender(s)), such Lender shall consult with Borrower and all other Lenders through Agent and determine the course of action. In such event, Borrower and all other Lenders may not, without reasonable grounds, reject the termination of the Lending Obligation of such Lender and the repayment of all obligations owed by Borrower to such Lender.

Article 10. Payment of the Principal and Interest

1.	Borrower shall pay the amount of the principal of each Loan on each Repayment Date in accordance with the provisions of Article 17.

2.

Borrower shall pay the sum of interest equal to the outstanding amount of principal of the Individual Loans multiplied by the Applicable Interest Rate and further multiplied by the actual number of days in the Interest Rate Period on the Interest Payment Date which is the last day of such Interest Rate Period in accordance with the provisions of Article 17. The interest shall be calculated on a day-to-day basis and on the basis of a 365-day year from and including the first day of, and to but excluding the last day of, the relevant period, wherein division shall be done at the end of the calculation and any fraction less than one yen shall be discarded.

Article 11. Prepayment

1.

Borrower may not make any prepayment, except for (i) prepayment pursuant to Article 9, (ii) voluntary Prepayment by Borrower in accordance with the procedures set forth in Paragraphs 2 to 4 of this Article 11, or (iii) compulsory Prepayment by Borrower in accordance with the procedures set forth in Paragraphs 5 and 6 of this Article 11.

2.

If Borrower wishes to make Prepayment, Borrower shall, at least 10 Business Days prior to the day on which Borrower wishes to make Prepayment (“Requested Prepayment Date”), give written notice to Agent in the form specified in Attachment 5 or in form designated by Agent by facsimile transmission stating (a) the Disbursement Date and the amount of principal of the Loan which Borrower wishes to prepay, (b) the amount of principal which Borrower desires to prepay (which shall be either the entire amount of the outstanding balance of principal of such Loan or an amount equal to an integral multiple of 100 million yen which is not less than 100 million yen), and the amount applied to each Loan in the case where such amount of principal is prepaid and prorated to each Loan in accordance with Paragraph 4 of this Article 11, (c) Borrower’s intention to pay the entire amount of Accrued Interest and the Break Funding Cost (if any) as for the amount of principal which Borrower wishes to prepay on the same date, and (d) the Requested Prepayment Date. Agent shall, upon receipt of notice from Borrower, give notice of the items specified in (a) to (d) of this paragraph to All Lenders which disbursed the Loans with respect to which Borrower has given notice of its desire to make Prepayment (for the purposes of this paragraph and Paragraph 3 of this article, “Prepayment-Receiving Lenders”) by the Business Day immediately following the day on which such notice is received.

3.

Prepayment-Receiving Lender shall notify Agent of the amount of the Break Funding Cost (if any) by 5:00 p.m. on the day two Business Days prior to the Requested Prepayment Date. Agent shall, upon receipt of such notice, notify Borrower of such amount by 5:00 p.m. on the day one Business Day prior to the Requested Prepayment Date. Borrower shall pay the sum of the principal of the Loan so prepaid, the Accrued Interest and the Break Funding Cost (if any) on the Requested Prepayment Date in accordance with the provisions of Article 17.

4.

The amount voluntarily prepaid pursuant to Paragraphs 2 and 3 of this Article 11 shall be applied on pro rata basis to the outstanding amount of principal of each of the Tranche A Loan, the Tranche B Loan and

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the Tranche C Loan (or, after the Tranche C Loan is repaid in full, the Tranche A Loan, the Tranche B Loan and the Tranche D Loan) (the amount equal to any fractions resulted from such proration shall be applied to the Loan whose the Repayment Date is the latest). The amount so prepaid may not be re-borrowed.

5.

If the Restructuring is not completed by the Restructuring Completion Deadline, Borrower shall, at least 10 Business Days prior to the first Interest Payment Date arriving on or after the Restructuring Completion Deadline (“Compulsory Prepayment Date”), give written notice to Agent in the form specified in Attachment 6 or in form designated by Agent by facsimile transmission stating the Disbursement Date for the Tranche B Loan and the Tranche C Loan, and the amount of principal of each Loan outstanding as of the Compulsory Prepayment Date and the aggregate amount of such principal, and shall make Prepayment of the principal of the Tranche B Loan and the Tranche C Loan on the Compulsory Prepayment Date. Agent shall, upon receipt of notice from Borrower, give notice of the items specified in (a) and (b) of this paragraph to All Tranche B Lenders and All Tranche C Lenders (or, after the Tranche C Loan is repaid in full, All Tranche B Lenders and All Tranche D Lenders; for the purposes of this Paragraph 5 and Paragraph 6 of this Article 11, “Prepayment-Receiving Lenders”) by the Business Day immediately following the day on which such notice is received.

Article 12. Default Interest

1.

If the performance of any obligation to any Lender or Agent under this Agreement is delayed, Borrower and Guarantors shall, upon demand from Agent, immediately pay default interest on the amount of such defaulted obligation (“Late Obligation”) calculated at the rate of 14 percent per annum (as far as no violation of laws and regulations occur) for the period from the Payment Date for such Late Obligation (inclusive) to the day (inclusive) on which all such Late Obligation is performed in accordance with the provisions of Article 17.

2.

Any default interest accrued under Paragraph 1 of this Article 12 shall be calculated on a per diem basis of a 365-day year from and including the first day of, and to and including the last day of, the relevant period, with division being performed last and any fraction less than one yen being discarded.

Article 13. Commitment Fee

1.

Borrower shall, for a Tranche A Commitment Fee Calculation Period, pay the Tranche A Commitment Fee in the amount equal to the aggregate of the daily Unused Credit Amount of the Tranche A Loan relating to each Tranche A Lender as of each day during such period multiplied by the Tranche A Commitment Fee Rate and divided by 365 (discarding any fraction less than one yen) on the day five Business Days after the last day of the Tranche A Commitment Fee Calculation Period (or, if the Lending Obligation of such Lender terminates during such Tranche A Commitment Fee Calculation Period, five Business Days after the day on which such Lending Obligation terminates) in accordance with the provisions of Article 17.

2.

Borrower shall, for a Tranche B Commitment Fee Calculation Period, pay the Tranche B Commitment Fee in the amount equal to the aggregate of the daily Unused Credit Amount of the Tranche B Loan relating to each Tranche B Lender as of each day during such period multiplied by the Tranche B Commitment Fee Rate and divided by 365 (discarding any fraction less than one yen) on the day five Business Days after the last day of the Tranche B Commitment Fee Calculation Period (or, if the Lending Obligation of such Lender terminates during such Tranche B Commitment Fee Calculation Period, five Business Days after the day on which such Lending Obligation terminates) in accordance with the provisions of Article 17.

3.

Borrower shall, for a Tranche C Commitment Fee Calculation Period, pay the Tranche C Commitment Fee in the amount equal to the aggregate of the daily Unused Credit Amount of the Tranche C Loan relating to each Tranche C Lender as of each day during such period multiplied by the Tranche C Commitment Fee Rate and divided by 365 (discarding any fraction less than one yen) on the day five Business Days after the

September 30, 2020 Credit Line Agreement for LINE Corporation

last day of the Tranche C Commitment Fee Calculation Period (or, if the Lending Obligation of such Lender terminates during such Tranche C Commitment Fee Calculation Period, five Business Days after the day on which such Lending Obligation terminates) in accordance with the provisions of Article 17.

4.

Borrower shall, for a Tranche D Commitment Fee Calculation Period, pay the Tranche D Commitment Fee in the amount equal to the aggregate of the daily Unused Credit Amount of the Tranche D Loan relating to each Tranche D Lender as of each day during such period multiplied by the Tranche D Commitment Fee Rate and divided by 365 (discarding any fraction less than one yen) on the day five Business Days after the last day of the Tranche D Commitment Fee Calculation Period (or, if the Lending Obligation of such Lender terminates during such Tranche D Commitment Fee Calculation Period, five Business Days after the day on which such Lending Obligation terminates) in accordance with the provisions of Article 17.

5.

If any Lender fails to perform its Lending Obligation, Borrower shall not be required to pay any Commitment Fee for the Default Period to such Lender failing to perform its Lending Obligation (“Defaulting Lender”). For the purpose of this paragraph, the term “Default Period” means the period from the day (inclusive) on which such failure occurred to the day (inclusive) immediately preceding the day on which such failure ceased to exist, and such failure shall be considered to have ceased to exist on the day specified in the relevant item below:

(1)

If Defaulting Lender proposes to Borrower through Agent that the Individual Loan be later disbursed based on the application for a loan with respect to which the Lending Obligation was not performed and Borrower accepts such proposal, and the Individual Loan is so disbursed, the day on which such Individual Loan is disbursed;

(2)

If, notwithstanding the proposal pursuant to Item (1) of this Paragraph 5, Borrower rejects such proposal, the day on which such proposal is so rejected. If Agent does not receive any notice from Borrower of whether Borrower accepts or rejects such proposal within two Business Days after such proposal is made pursuant to Item (1) of this Paragraph 5, such proposal shall be deemed to have been rejected by Borrower; or

(3)	In any other case, the day determined through discussion among Borrower, Defaulting Lender and Agent.

6.	If any Loan Unavailability Event has occurred, Borrower shall not be required to pay any Commitment Fee for the Loan Unavailability Period.

Article 14. Agent Fee

Borrower shall pay the Agent Fee as separately agreed on between Borrower and Agent as a consideration of the performance of the agent services provided in this Agreement by Agent, insofar as such payment does not violate any Laws and Regulations.

Article 15. Assorted Expenses and Taxes and Public Charges

1.

Any reasonable expenses incurred in connection with the preparation, modifications and amendments of this Agreement and any related documents (including attorneys’ fees within the reasonable scope), and any reasonable expenses incurred in connection with the procurement and enforcement of rights or performance of obligations by Lenders and Agent under this Agreement (including attorneys’ fees within the reasonable scope) shall be borne by Borrower to the extent that any Laws and Regulations are not violated, and if any Lender or Agent has paid any such expenses on behalf of Borrower, Borrower shall pay such expenses immediately upon demand from Agent in accordance with the provisions of Article 17.

September 30, 2020 Credit Line Agreement for LINE Corporation

2.

Any stamp duties and other similar Taxes and Public Charges incurred in connection with the preparation, modifications and enforcement of this Agreement and any related documents shall be borne by Borrower to the extent that any Laws and Regulations are not violated, and if any Lender or Agent has paid any such tax on behalf of Borrower, Borrower shall pay such taxes immediately upon demand from Agent in accordance with the provisions of Article 17.

Article 16. Guarantee

1.

Guarantor (NAVER) shall, jointly and severally with Borrower, guarantee to Tranche A Lenders, Tranche B Lenders, Tranche C Lenders and Agent the payment of all present and future obligations owed by Borrower to Tranche A Lenders, Tranche B Lenders, Tranche C Lenders and Agent in connection with the Tranche A Loan, the Tranche B Loan and the Tranche C Loan. Tranche A Lenders, Tranche B Lenders, Tranche C Lenders and Agent may demand that Guarantor (NAVER) perform its guarantee obligation without exercising their right against, or giving notice to, Borrower, and if Tranche A Lenders, Tranche B Lenders, Tranche C Lenders and Agent demand that Guarantor (NAVER) perform its guarantee obligation, such demand shall also be effective against Borrower. Notwithstanding the foregoing, among the guarantee obligation Guarantor (NAVER) owe under this paragraph, Guarantor (NAVER) shall be released from the guarantee obligation related to any present and future obligations owed to Tranche B Lenders in connection with the Tranche B Loan at the same time as the completion of the Restructuring. If any payment already made by Borrower under this Agreement is avoided by reason of winding-up, dissolution, or the commencement of bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any other similar proceedings with respect to Borrower, or is otherwise revoked or refunded, Guarantor (NAVER) shall owe a guarantee obligation for the obligation related to such payment as if no such payment had been made.

2.

Subject to the completion of the Restructuring, Guarantor (ZHD) shall, jointly and severally with Borrower, guarantee to Tranche B Lenders, Tranche D Lenders and Agent the payment of all present and future obligations owed by Borrower to Tranche B Lenders, Tranche D Lenders and Agent in connection with the Tranche B Loan and the Tranche D Loan. Tranche B Lenders, Tranche D Lenders and Agent may demand that Guarantor (ZHD) perform its guarantee obligation without exercising their right against, or giving notice to, Borrower, and if Tranche B Lenders, Tranche D Lenders and Agent demand that Guarantor (ZHD) perform its guarantee obligation, such demand shall also be effective against Borrower. If any payment already made by Borrower under this Agreement is avoided by reason of winding-up, dissolution, or the commencement of bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any other similar proceedings with respect to Borrower, or is otherwise revoked or refunded, Guarantor (ZHD) shall owe a guarantee obligation for the obligation related to such payment as if no such payment had been made.

3.

Even if any security interest or guarantee created or provided for the benefit of any Lender (limited to Lender(s) to which the obligations guaranteed by such Guarantor are owed; hereinafter the same in this paragraph) or Agent to secure or guarantee the payment of any present and future obligations owed by Borrower to each Lender and Agent under this Agreement has been modified or cancelled in whole or in part for the convenience of such Lender or Agent, no Guarantor may claim against such Lender or Agent that it has been released from its obligations or raise any other objection, unless such modification or cancellation is deemed not to be based on reasonable grounds in light of social convention applicable to transactions. Even if a Guarantor has suffered any damage as a result thereof, such Guarantor shall not make any claim for compensation for such damage against such Lender or Agent, except where such damage is caused by any reason attributable to such Lender or Agent.

4.

Even if a Guarantor has performed its guarantee obligation in whole or in part to any Lender or Agent pursuant to the provisions of Paragraph 1 or Paragraph 2 of this Article 16, such Guarantor shall not exercise

September 30, 2020 Credit Line Agreement for LINE Corporation

any right acquired from such Lender or Agent by virtue of subrogation as a result of the performance of such guarantee obligation without the consent of Majority Lender and Agent until all Lending Obligation of Lenders under this Agreement terminate and all obligations of Borrower owed to Lenders under this Agreement are paid in full. Such Guarantor shall, if requested by Majority Lender or Agent, transfer such right or priority for no consideration to any Lender or Agent as designated by Majority Lender or Agent. In the event where all Lending Obligation of Lenders under this Agreement terminate and all obligations of Borrower owed to Lenders under this Agreement are paid in full, Lenders and Agent shall promptly return such right or priority then held to the relevant Guarantor for no consideration, and Lenders or Agent shall promptly deliver to such Guarantor the amount exceeding the amount for full repayment of Borrower’s obligation under this Agreement if the cash received upon exercise of such transferred right exceeds the amount for full repayment of Borrower’s obligations under this Agreement. Any reasonable expenses necessary for such return or otherwise shall be borne by Borrower.

5.

If a Guarantor has, other than its guarantee obligation under the provisions of Paragraphs 1 and 2 of this Article 16, provided a guarantee for any transaction between Borrower and any Lender or Agent for the benefit of such Lender or Agent, such other guarantee shall not be modified by reason of the incurrence of the guarantee obligation under the provisions of Paragraphs 1 and 2 of this Article 16.

6.

No Guarantor shall claim that it is exercising any right of set-off, right of cancellation or right of termination held by Borrower against any Lender or Agent, or any other right of affirmative defense which Borrower is entitled to assert against any Lender or Agent.

7.

A Guarantor may, pursuant to Article 458-2 of the Civil Code, require any Lender through Agent to furnish such Guarantor with information regarding whether there is any default on, and the amounts of balance of, the principal of, and interest on, the obligations under an Individual Loan, and any penalty, damages and any other obligations incidental to such obligations, and the amounts of any such obligations which have become due and payable. Each Lender shall, without delay after receipt of such request, provide such Guarantor through Agent with any such requested information.

8.

In the event that all obligations guaranteed by a Guarantor have been repaid in full and the guarantee obligation of such Guarantor has been extinguished, or such Guarantor has performed its guarantee obligation relating to such obligations in full, such Guarantor shall have no further obligation with respect to this Agreement thereafter, except for any obligations under Paragraph 1 or Paragraph 2 of this Article 16 arising in the case where any payment already made by Borrower under this Agreement is avoided by reason of winding-up, dissolution, or the commencement of bankruptcy proceedings, corporate reorganization proceedings, civil rehabilitation proceedings or any other similar proceedings with respect to Borrower, or is otherwise revoked or refunded.

Article 17. Performance of Obligations of Borrower and Guarantors

1.

Borrower and Guarantors shall make a deposit by way of transfer of funds to the Agent Account or otherwise for the purpose of repayment of any obligations under this Agreement, by the Payment Deadline in the case of any such obligations for which the Payment Date is specified in this Agreement, or immediately upon demand from Agent in the case of any such obligations for which no Payment Date is specified in this Agreement (the same shall apply in the case where any payment by Borrower or a Guarantor is delayed and such payment is made on a later date). In such event, such obligations shall be deemed to have been performed by Borrower or a Guarantor to Agent or the relevant Lender at the time the funds are deposited into the Agent Account.

2.

Except as otherwise set forth in this Agreement, even if Borrower and Guarantors make payment of their obligations under this Agreement directly to any Lender other than Agent in breach of Paragraph 1 of this article, such payment shall not be deemed to constitute performance of such obligations under this

September 30, 2020 Credit Line Agreement for LINE Corporation

Agreement. In such event, any Lender which receives such payment shall immediately deposit the funds so received into the Agent Account, and the obligations relating to such funds shall be deemed to have been performed at the time such funds are deposited into the Agent Account. Borrower and Guarantors may not perform their obligations under this Agreement by way of accord and satisfaction (meaning delivery referred to in Article 482 of the Civil Code) without the prior written consent of Agent and All Lenders.

3.

Any payment made by Borrower under this article shall be applied in the following order of priority; provided, however, that if any obligation of Borrower has been accelerated pursuant to Article 24, the provisions of Article 18, Paragraph 4 shall apply:

(1)

Those expenses required to be borne by Borrower or Guarantors pursuant to this Agreement that were incurred by Agent on behalf of Borrower or Guarantors, and the Agent Fee, as well as default interest thereon;

(2)	Those expenses required to be borne by Borrower or Guarantors pursuant to this Agreement that are payable to third parties;

(3)	Those expenses required to be borne by Borrower or Guarantors pursuant to this Agreement that were incurred by any Lender on behalf of Borrower or Guarantors, and default interest thereon;

(4)	Default interest (other than default interest set forth in Items 1 and 3 of this Paragraph 3) and the Break Funding Cost;

(5)	Commitment Fee;

(6)	Interest on the Loans; and

(7)	Principal of the Loans.

4.

In connection with any application of payment pursuant to Paragraph 3 of this Article 17, if the amount of payment to be applied is less than the amount set forth in any item, then with respect to the item which such amount first fails to be satisfied (“Item Not Fully Paid”), the balance remaining after application to the prior item or items shall be applied in proportion to the amount of each obligation owed by Borrower which has become due and payable in connection with such Item Not Fully Paid.

5.

Borrower may not deduct any Taxes and Public Charges with respect to any payment of its obligation under this Agreement, except as required by Laws and Regulations. If any Taxes and Public Charges are required to be deducted from any amount payable by Borrower, Borrower shall pay an additional amount as may be necessary so that the relevant Lender or Agent will be able to receive an amount equal to the sum which such Lender or Agent would have been able to receive had no such Taxes and Public Charges been imposed. In such event, Borrower shall, within 30 days from the day on which such Taxes and Public Charges are paid, directly send to such Lender or Agent a document in the form designated by Agent so that such Lender or Agent may confirm the timing and amount of such tax payment.

Article 18. Distribution to Lenders

1.

If any balance remains after deducting the amount set forth in Article 17, Paragraph 3, Items 1 and 2 from the amount paid by Borrower or a Guarantor pursuant to Article 17, Agent shall immediately distribute such balance to Lenders in accordance with the provisions of this article; provided, however, that if such amount is paid by Borrower or Guarantor pursuant to Article 9, Paragraph 1 or Paragraph 2, Agent shall, notwithstanding the provisions of this Article 18, promptly distribute such amount to Increased Cost Lender.

September 30, 2020 Credit Line Agreement for LINE Corporation

2.

If, prior to the distribution by Agent to Lenders under this Article 18, (a) any order of provisional attachment, preservative attachment or attachment of the Loan Claims or the right to require performance of any guarantee obligation is served upon Borrower or a Guarantor, or (ii) the Loan Claims are assigned, the following provisions shall apply with respect to the rights and obligations as among Borrower, Guarantors, Agent and Lenders:

(a)	①	In the case where Agent completed the distribution to Lenders pursuant to this Article 18 prior to receiving from Borrower or Guarantor a notice of the receipt of service of the order of provisional attachment, preservative attachment or attachment of the Loan Claims or the right to require performance of any guarantee obligation pursuant to Article 20, Paragraph 2 or Article 20-2, Paragraph 2:

In such case, Agent shall not be liable for any Damage etc. even though any Damage etc. is incurred by the provisional attaching creditor, preservative attaching creditor, attaching creditor, Borrower, a Guarantor, a Lender or any other third party on account of such distribution by Agent, and Lender of claims for which such provisional attachment, preservative attachment or attachment has been made and Borrower and Guarantors shall at their own expense and on their own responsibility deal with any such Damage etc. If Agent incurs any Damage etc. arising from such distribution, Lender of claims for which such provisional attachment, preservative attachment or attachment has been made (provided, however, limited to the cases where such Damage etc. are caused by events attributable to such Lender; the same shall apply hereinafter in this ①) and Borrower and Guarantors shall jointly and severally indemnify Agent against any such Damage etc. In the case where Borrower and Guarantor incur any expenses or provide compensation as under this ①, Borrower and Guarantor may claim compensation from Lender of claims for which such provisional attachment, preservative attachment or attachment has been made.

	②	In the case where, after the deposit of funds into the Agent Account by Borrower or a Guarantor but before the completion of distribution to Lenders in accordance with this article, Agent received a notice from Borrower or Guarantor regarding the receipt of service of an order for provisional attachment, preservative attachment or attachment of the Loan Claims or the right to require performance of any guarantee obligation relating to such distribution pursuant to Article 20, Paragraph 2 or Article 20-2, Paragraph 2:

In such case, (i) Agent may withhold distribution under this article with respect to the amount subject to such notice, and may otherwise act in a manner which Agent considers reasonable, and (ii) Agent shall distribute to All Lenders other than the Lender related to such notice the amount paid by Borrower excluding the amount subject to such notice. Agent shall not be liable for any Damage etc. even if any Damage etc. is incurred by the provisional attaching creditor, preservative attaching creditor, attaching creditor, Borrower, a Guarantor, a Lender or any other third party on account of any action taken by Agent pursuant to Sub-Item (i) above or the distribution by Agent pursuant to Sub-Item (ii) above, and Lender subject to such notice (provided, however, limited to the cases where such Damage etc. are caused by events attributable to such Lender; the same shall apply hereinafter in this ②) and Borrower and Guarantors shall at their own expense and on their own responsibility deal with any such Damage etc. If Agent incurs any Damage etc. arising from such action or distribution, Lender subject to such notice and Borrower and Guarantors shall jointly and severally indemnify Agent against any such Damage etc. In the case where Borrower and Guarantor incur any expenses or provide compensation as under this ②, Borrower and Guarantor may claim compensation from Lender subject to such notice.

September 30, 2020 Credit Line Agreement for LINE Corporation

	③	In the case where, prior to the deposit of funds into the Agent Account by Borrower or a Guarantor, Agent received a notice from Borrower or a Guarantor regarding the receipt of service of an order for provisional attachment, preservative attachment or attachment pursuant to Article 20, Paragraph 2 or Article 20-2, Paragraph 2:

In such case, (i) Agent shall not distribute to Lenders any amount subject to such notice; provided, however, that if, notwithstanding such notice, Agent does not receive from Borrower or a Guarantor any notice of service of an order of provisional attachment, preservative attachment or attachment pursuant to Article 20, Paragraph 2 or Article 20-2, Paragraph 2 by the Business Day immediately prior to the day on which a deposit is made into the Agent Account, Agent may at its choice proceed to distribution to Lenders or withhold the distribution under this article with respect to any amount subject to such notice, and may otherwise act in a manner which Agent considers reasonable, and (ii) Agent shall distribute to All Lenders other than the Lender related to such notice the amount deposited into the Agent Account excluding the amount subject to such notice. Agent shall not be liable for any Damage etc. even if any Damage etc. is incurred by the provisional attaching creditor, preservative attaching creditor, attaching creditor, Borrower, a Guarantor, a Lender or any other third party on account of the distribution by Agent pursuant to the proviso of Sub-Item (i) above, and Lender subject to such notice (provided, however, limited to the cases where such Damage etc. are caused by events attributable to such Lender; the same shall apply hereinafter in this ③) and Borrower and Guarantors shall at their own expense and on their own responsibility deal with any such Damage etc. If Agent incurs any Damage etc. arising from such distribution, Lender subject to such notice and Borrower and Guarantors shall jointly and severally indemnify Agent against any such Damage etc. In the case where Borrower and Guarantor incur any expenses or provide compensation as under this ③, Borrower and Guarantor may claim compensation from Lender subject to such notice.

(b)	In the case where Agent has been notified of assignment of the Loan Claims:

In such case, if (i) any contractual status has been assigned pursuant to Article 31, Paragraph 2 (only if the Loan Claims have been assigned to Status Assignee by virtue of such assignment) and Status Assignor and Status Assignee have notified Agent of such assignment of the status in their joint names pursuant to such paragraph (provided that no such notice shall be required if Status Assignor is a Lender which is also acting as Agent), or (ii) any claim has been assigned pursuant to Article 32, Paragraph 1 (including where the Loan Claims are deemed to have been assigned pursuant to Article 33, Paragraph 4) and Assignor and Assignee have notified Agent of such assignment of the claim in their joint names pursuant to Article 32, Paragraph 2 (provided that no such notice shall be required if Assignor is a Lender which is also acting as Agent), Agent shall, upon receipt of any such notice (or, if Status Assignor or Assignor is a Lender which is also acting as Agent, upon assignment of such status or claim), immediately commence any clerical procedures necessary to treat such Status Assignee or Assignee as the creditor regarding such Loan Claims, and Agent shall be released from any liability if it treats the then-current Lender as the legitimate Lender, until Agent notifies Borrower, Guarantors, Status Assignor or Assignor, and Status Assignee or Assignee that such clerical procedures have been completed. Agent shall not be liable for any Damage etc. even if any Damage etc. is incurred by Status Assignee, Assignee or any other third party on account of such treatment by Agent.

3.

Any distribution to Lenders by Agent shall be made in the order of priority set forth in Article 17, Paragraph 3, Items 3 to 7. If there arises any Item Not Fully Paid out of the distributable amount, the provisions of Article 17, Paragraph 4 shall apply to the application and distribution of funds with respect to such Item Not Fully Paid.

September 30, 2020 Credit Line Agreement for LINE Corporation

4.

Notwithstanding the provisions of Article 17, Paragraph 3, Article 17, Paragraph 4 and Paragraph 3 of this article, if any obligations of Borrower have been accelerated pursuant to Article 24, Agent shall distribute the balance of the amount paid by Borrower remaining after deduction of the amounts listed in Article 17, Paragraph 3, Items 1 and 2 in proportion to the amount of obligations owed by Borrower to each Lender under this Agreement at the time of such acceleration (or, if any change has occurred prior to the time of the distribution to the ratio of the amount of obligations owed by Borrower to each Lender under this Agreement, at the ratio reasonably adjusted by Agent), and Agent shall not be liable as far as Agent makes a distribution in such manner. In such case, the application shall be made in the order and manner which Lenders consider appropriate.

5.

If Borrower or a Guarantor fails to make a deposit required under Article 17, Paragraph 1 by the Payment Deadline, Agent shall not be obligated to distribute the funds on the same day. In such event, Agent shall make such distribution immediately after Borrower makes a deposit, and if any Lender or Agent incurs any Damage etc. therefrom, Borrower shall be liable for any such Damage etc. within the reasonable causation.

6.

At the request of Agent, a Lender shall immediately notify Agent of the amounts of claims held by such Lender against Borrower or a Guarantor under this Agreement (including a breakdown thereof). In such event, the obligation to distribute funds pursuant to Paragraph 1 of this Article 18 shall arise to Agent at the time all such notices are delivered to Agent. If any Lender or Agent incurs any Damage etc. on account of any delay in delivery of such notice without reasonable grounds, the relevant Lender who failed to give such notice shall be liable for any such Damage etc.

7.

Agent may (but is under no obligation to) make distribution to Lenders by way of Advance Payment. Such Advance Payment shall not constitute performance of any obligation of Borrower or a Guarantor, and if any Advance Payment is made and neither Borrower nor any Guarantor performs the obligation related to such Advance Payment by the Payment Deadline, any Lender which has received distribution by way of Advance Payment pursuant to this paragraph shall, upon demand from Agent requiring return, immediately return to Agent the amount of such Advance Payment. Each Lender shall, upon demand from Agent, immediately pay to Agent any Advance Payments Costs required for such Advance Payment in proportion to the amount of the Advance Payment received by it. If any Lender has paid such Advance Payment Costs to Agent, Borrower and Guarantors shall indemnify such Lender against such Advance Payment Costs.

8.

In the event that any two or more Loans are payable on the same Payment Date, and the amount deposited by Borrower is less than the sum of the required amounts payable under such Loans, the amount of such deposit prorated in accordance with the amount of outstanding principal of each Loan as of such Payment Date (which, if the principal of any loan is repaid on such Payment Date, shall be the amount outstanding before such repayment of the principal) (if any fraction results from such proration, the provisions of Article 27, Paragraph 10 shall apply) shall be distributed to be applied to payment related to each such Loan.

Article 19. (Representations and Warranties of Borrower and Guarantors)

1.

Borrower represents and warrants to Lenders and Agent that as of the Execution Date and as of the time of disbursement of an Individual Loan (or, with respect to Item 6 below, as of the time of receipt by Lenders of the Reports and the Timely Disclosure Materials (or, after the delisting, the Financial Statements)), the following matters are true and correct:

(1)	Borrower is a kabushiki kaisha duly incorporated and validly existing under the laws of Japan;

(2)

The execution and performance by Borrower of, and the transactions under, this Agreement are within the scope of the corporate purposes of Borrower, and Borrower has completed all procedures required therefor under Laws and Regulations and the articles of incorporation and other internal rules of Borrower;

September 30, 2020 Credit Line Agreement for LINE Corporation

(3)

The execution and performance by Borrower of, and the transactions under, this Agreement will not (a) violate any Laws and Regulations binding on Borrower, (b) violate the articles of incorporation or any other internal rules of Borrower, or (c) breach any agreement with a third party to which Borrower is a party or which binds on Borrower or its assets (except, with respect to a breach of or conflict with an agreement, where such breach or conflict does not have a material adverse effect on Borrower’s assets, business, financial conditions or future forecast);

(4)

Any person signing, or affixing his/her name and seal to, this Agreement on behalf of Borrower has been authorized to sign, or affix his/her name and seal to, this Agreement on behalf of Borrower pursuant to procedures required under Laws and Regulations and the articles of incorporation and other internal rules of Borrower;

(5)	This Agreement is legal, valid and binding on Borrower, enforceable in accordance with its terms;

(6)

All Reports and Timely Disclosure Materials (or, after the delisting, any Financial Statements; hereinafter the same in this paragraph) prepared by Borrower have been prepared accurately in light of the generally accepted accounting standards in Japan except in minor respects and have been prepared lawfully, and if such Reports are required to be audited (including quarterly reviews; hereinafter the same in this paragraph) under Laws and Regulations, such Reports etc. have been audited as required;

(7)

After the completion of settlement of accounts for the Fiscal Term ended in December 2019, no material change has occurred which would cause deterioration of the business, assets or financial condition of Borrower indicated in the Reports (audited Reports, if such Reports are required to be audited under Laws and Regulations or have otherwise been audited) prepared by Borrower for such Fiscal Term and thereby materially affect the performance of obligations of Borrower under this Agreement;

(8)

With respect to Borrower, no litigation, arbitration, administrative procedure or other dispute resolution procedure which has, or is specifically likely to have, a material adverse effect on the performance of its obligations under this Agreement has been commenced or is specifically likely to be commenced;

(9)	None of the events listed in the items of Article 24, Paragraph 1 or Paragraph 2 has occurred or is specifically likely to occur;

(10)	Borrower does not fall under any of the categories listed in Sub-Items (a) to (n) below (“Anti-Social Forces”);

(a)	An organized crime group (boryokudan);

(b)	An organized crime group member;

(c)	A person who was an organized crime group member within the past 5 years;

(d)	An organized crime group quasi-member;

(e)	A corporation associated with an organized crime group;

(f)	A corporate extortionist (sokai-ya), etc.;

(g)	A social campaign advocate racketeer (shakai undo-tou hyobo goro);

(h)	An organized crime group with special intelligence, etc.;

(i)	Any other person similar to any of those listed in Sub-Items (a) to (h) above;

(j)

A person who has a relationship with any of the persons falling under Sub-Items (a) to (i) above (for the purposes of this item, an “Organized Crime Group Member etc.”) in which such Organized Crime Group Member etc. is considered to control the management of such person’s business;

September 30, 2020 Credit Line Agreement for LINE Corporation

(k)

A person who has a relationship with an Organized Crime Group Member etc. in which such Organized Crime Group Member etc. is considered to be substantially involved in the management of such person’s business;

(l)

A person who has a relationship with an Organized Crime Group Member etc. in which such person is considered to wrongly utilize such Organized Crime Group Member etc., for instance, in order to exploit unlawful benefits on behalf of such person or any company owned by such person or any third party, or to cause damage to any third party;

(m)

A person who has a relationship with an Organized Crime Group Member etc. in which such person is considered to be connected with such Organized Crime Group Member etc., including by means of providing finance or an accommodation; or

(n)	A person whose officer or other staff substantially involved in its management has a socially condemnable relationship with an Organized Crime Group Member etc.;

(11)

None of Borrower and its Subsidiaries, directors or officers is not engaged in any activities or actions which violate any anti-bribery laws, anti-corruption laws or anti-money laundering laws applicable in any jurisdiction, and Borrower and its Subsidiaries, directors or officers have established and maintain guidelines and procedures designed to prevent any violation of such laws, regulations and rules; and

(12)

None of Borrower, its Subsidiaries, and its and their directors and officers is (i) a Sanctioned Person, or (ii) a person owned or controlled by any person located, incorporated or residing in any country or territory which is a Sanctioned Country.

2.

Each Guarantor represents and warrants to Lenders and Agent that as of the Execution Date and as of the time of disbursement of an Individual Loan (or, in the case of Guarantor (ZHD), as of the Execution Date, as of the time of disbursement of an Individual Loan and as of the time of the completion of the Restructuring) (or, with respect to Item 6 below, as of the time of receipt by Lenders of the Reports and the Timely Disclosure Materials, or, if disclosure is made through electronic disclosure procedures in accordance with the provisions of the proviso of Article 20-2, Paragraph 1, Item 1②, as of the time of such disclosure)), the following matters are true and correct:

(1)	Such Guarantor is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation;

(2)

The execution and performance by such Guarantor of, and the transactions under, this Agreement are within the scope of the purposes of such Guarantor, and such Guarantor has completed all procedures required therefor under Laws and Regulations etc. and the articles of incorporation and other internal rules of such Guarantor;

(3)

The execution and performance by such Guarantor of, and the transactions under, this Agreement will not (a) violate any Laws and Regulations binding on such Guarantor, (b) violate the articles of incorporation or any other internal rules of such Guarantor, or (c) breach any agreement with a third party to which such Guarantor is a party or which binds on such Guarantor or its assets (except, with respect to a breach of or conflict with an agreement, where such breach or conflict does not have a material adverse effect on such Guarantor’s assets, business, financial conditions or future forecast);

(4)

Any person signing, or affixing his/her name and seal to, this Agreement on behalf of such Guarantor has been authorized to sign, or affix his/her name and seal to, this Agreement on behalf of such Guarantor pursuant to any procedures required under Laws and Regulations and the articles of incorporation and other internal rules of such Guarantor;

(5)	This Agreement is legal, valid and binding on such Guarantor, enforceable in accordance with its terms;

September 30, 2020 Credit Line Agreement for LINE Corporation

(6)

Any Reports and Timely Disclosure Materials prepared by such Guarantor have been prepared accurately in light of the generally accepted accounting standards in the Republic of Korea (or, in the case of Guarantor (ZHD), in Japan) except in minor respects and have been prepared lawfully, and if such Reports are required to be audited under Laws and Regulations, such Reports have been audited as required;

(7)

After the completion of settlement of accounts for the Fiscal Term ended in December 2019 (or, in the case of Guarantor (ZHD), the Fiscal Term ended in March 2020), no material change has occurred which is specifically likely to cause deterioration of the business, assets or financial condition of such Guarantor indicated in the Reports (audited Reports, if such Reports are required to be audited under Laws and Regulations or have otherwise been audited) prepared by such Guarantor for such Fiscal Term and thereby materially and adversely affect the performance of obligations of such Guarantor under this Agreement;

(8)

With respect to such Guarantor, no litigation, arbitration, administrative procedure or other dispute resolution procedure which has, or is specifically likely to have, a material adverse effect on the performance of its obligations under this Agreement has been commenced or is specifically likely to be commenced;

(9)	Such Guarantor does not fall under any of the categories of Anti-Social Forces;

(10)

Such Guarantor or any of its Subsidiaries, directors or officers is not engaged in any activities or actions which violate any anti-bribery laws, anti-corruption laws or anti-money laundering laws applicable in any jurisdiction, and has established and maintains guidelines and procedures designed to prevent any violation of such laws, regulations and rules; and

(11)

None of such Guarantor, its Subsidiaries, and its and their directors and officers is (i) a Sanctioned Person, or (ii) a person owned or controlled by any person located, incorporated or residing in any country or territory which is a Sanctioned Country.

Article 20. Covenants of Borrower

1.

In the period from the Execution Date until Borrower completes the performance of all its obligations to Lenders and Agent under this Agreement or all of such obligations are extinguished, Borrower covenants to take the following actions at its expense:

(1)	Submission of Documents and Reporting

①

If any of the events listed in the items of Article 24, Paragraph 1 or Paragraph 2 has occurred or is specifically likely to occur, Borrower shall, promptly after becoming aware of the occurrence of such event, so report in writing to Agent and All Lenders;

②

If Borrower has prepared any Financial Statements for the Fiscal Term or semiannual term for the Fiscal Term ending in December 2020 or thereafter, Borrower shall, promptly after such Financial Statements become final, submit to Agent such number of copies of such Financial Statements as required by Agent, to which its tax return and annexed detailed statements are attached, provided that if Borrower has posted its Financial Statements on the website of Borrower on the Internet (https://linecorp.com/ja/) (or, if such address is changed and Borrower notifies Agent and All Lenders through Agent of such change, the address after such change) without delay after preparing such Financial Statements, Borrower shall be deemed to have submitted copies of the Financial Statements to Agent as required under this item, provided further that if Lenders request through Agent submission of copies of the Financial Statements based on a reasonable necessity, Borrower shall promptly meet such request;

September 30, 2020 Credit Line Agreement for LINE Corporation

③

If Borrower has prepared any Financial Statements for a Fiscal Term or semiannual term for the Fiscal Term ending in December 2020 or thereafter, Borrower shall promptly submit to Agent and All Lenders through Agent a document in the form specified in Attachment 7 or in form designated by Agent which confirms the status of compliance with the matters set forth in Article 22 together with a debt balance statement;

④

If Borrower has prepared any Financial Statements for a Fiscal Term or semiannual term for the Fiscal Term ending in December 2020 or thereafter, Borrower shall promptly submit to Agent and All Lenders through Agent a document in the form specified in Attachment 8 or in form designated by Agent which confirms the status of compliance with the matters set forth in Article 23;

⑤

If required by Agent or any Lender through Agent based on the reasonable necessity, Borrower shall promptly report the condition of the property, management or business of Borrower and its Subsidiaries and Affiliates in writing to Agent and All Lenders through Agent, and shall provide any convenience reasonably necessary for inspection thereof;

⑥

If any material adverse change has occurred, or is specifically likely to occur with the passage of time, to the condition of the property, management or business of Borrower and its Subsidiaries and Affiliates (except for those arising out of the Restructuring), or if any litigation, arbitration, administrative procedure or other dispute resolution procedure which has, or is specifically likely to have, a material adverse effect on the performance of obligations under this Agreement has been commenced or is specifically likely to be commenced with respect to Borrower, Borrower shall, promptly after becoming aware of the occurrence of such event, so report in writing to Agent and All Lenders through Agent;

⑦	If any of the matters set forth in the items of Article 19, Paragraph 1 is found to have been untrue, Borrower shall promptly so report in writing to Agent and All Lenders through Agent;

⑧	Upon determination of the date of completion of the Restructuring, Borrower shall promptly so report in writing to Agent and All Lenders through Agent; and

⑨

Promptly after the Absorption-type Company Split comes into effect, the Borrower shall report to that effect to Agent and All Lenders through Agent, and shall submit to Agent documents regarding Borrower (New LINE) required to be submitted under the Act on Prevention of Transfer of Criminal Proceeds (i.e., confirmation documents at the time of transaction) and all other documents reasonably required by Lenders for the Lender’s KYC process (Agent shall deliver copies of such documents to All Lenders. However, with respect to documents which are already submitted under Article 5, Paragraph 1, Item 7, Borrower does not need to submit them if there is no change in contents of such documents).

(2)	Other Covenants

①

Borrower shall maintain in effect any licenses and permits necessary for the conduct of its principal business, and continue to carry on its business in compliance with all Laws and Regulations; provided, however, that any violation which has only a minor adverse effect on Borrower’s assets, business, financial conditions or future forecast does not constitute a breach of this item;

②	Borrower shall not change its principal business (except for any change made in the course of any of the actions listed in Article 21, Items 1 to 3 without breaching Article 21);

③

Borrower shall not subordinate payment of any of its obligations under this Agreement to, and shall treat any such obligations at least pari passu with, payment of any other unsecured obligations (including any secured obligations which may remain uncollected after liquidation and disposal of collateral), except pursuant to any Laws and Regulations;

September 30, 2020 Credit Line Agreement for LINE Corporation

④	Borrower shall not engage or cause any third party to engage in any of the conduct listed in Sub-Items (a) to (e) below (“Anti-Social Conduct”):

(a)	Making violent demands;

(b)	Making unreasonable demands beyond legal responsibility;

(c)	Using intimidation or violence with respect to a transaction;

(d)	Injuring the reputation of a Lender or Agent or interfering with the business of a Lender or Agent by spreading false information or using fraudulent or forceful means; or

(e)	Any other conduct similar to any of those listed in Sub-Items (a) to (d) above; and

⑤	Borrower shall not become a person falling under any of the categories of Anti-Social Forces.

2.

If any order of provisional attachment, preservative attachment or attachment of the Loan Claims has been served on Borrower, Borrower shall promptly give written notice thereof to All Lenders through Agent, together with a copy of such order.

3.

Borrower covenants that Borrower will not, directly or indirectly, allow the loan proceeds obtained under this Agreement to be used by, or lend, invest or otherwise provide such loan proceeds to or in, any of its Subsidiaries or joint venture partners or any other person (i) for the purpose of providing funds for any activities or business conducted with any person which is a Sanctioned Person or in any country or territory which is a Sanctioned Country at the time of the provision of such funds, or (ii) in a manner which is likely to result in a violation of a Sanction by any person.

Article 20-2 Covenants of Guarantors

1.

In the period from the Execution Date until Guarantors completes the performance of all their obligations to Lenders and Agent under this Agreement or all of such obligations are extinguished, each Guarantor covenants to take the following actions at its expense:

(1)	Submission of Documents and Reporting

①

If any of the events listed in the items of Article 24, Paragraph 1 or Paragraph 2 has occurred or is specifically likely to occur, such Guarantor shall, promptly after becoming aware of the occurrence of such event, so report in writing to Agent and All Lenders;

②

If such Guarantor has prepared any Reports. (except for any Reports for the first and third quarters) for the Fiscal Term ending in December 2020 (or, in the case of Guarantor (ZHD), the second quarter during the Fiscal Term ending in March 2021) or thereafter, such Guarantor shall, promptly after filing such Reports. with the director general of the competent regional finance bureau or any equivalent governmental agency or self-regulatory organization, submit copies of such Reports to Agent and to All Lenders through Agent, provided that if such Guarantor has disclosed such Reports through electronic disclosure procedures set forth in the Financial Instruments and Exchange Act, such Guarantor shall be deemed to have submitted copies of such Reports. to Agent and All Lenders, and if Guarantor (NAVER) has posted its Reports on the website of Guarantor (NAVER) on the Internet (http://www.navercorp.com) (or, if such address is changed and Guarantor (NAVER) notifies Agent and All Lenders through Agent of such change, the address after such change) without delay after preparing such Reports, Guarantor (NAVER) shall be deemed to have submitted copies of the Reports. to Agent as required under this item, provided further that if Lenders request through Agent submission of copies of the Reports based on a reasonable necessity, Guarantor (NAVER) shall promptly meet such request;

③	If required by Agent or any Lender through Agent based on the reasonable necessity, such Guarantor shall promptly report the condition of the property, management or business of such

September 30, 2020 Credit Line Agreement for LINE Corporation

Guarantor and its Subsidiaries and Affiliates in writing to Agent and All Lenders through Agent, and shall provide any convenience reasonably necessary for inspection thereof;

④

If any material adverse change has occurred, or is specifically likely to occur with the passage of time, to the condition of the property, management or business of such Guarantor and its Subsidiaries and Affiliates (except for those arising out of the Restructuring), or if any litigation, arbitration, administrative procedure or other dispute resolution procedure which has, or is specifically likely to have, a material adverse effect on the performance of obligations under this Agreement has been commenced or is specifically likely to be commenced with respect to such Guarantor, such Guarantor shall, promptly after becoming aware of the occurrence of such event, so report in writing to Agent and All Lenders through Agent; and

⑤	If any of the matters set forth in the items of Article 19, Paragraph 2 is found to have been untrue, such Guarantor shall promptly so report in writing to Agent and All Lenders through Agent.

(2)	Other Covenants

①

Such Guarantor shall not subordinate any of its obligations under this Agreement to, and shall treat any such obligations at least pari passu with, any other unsecured obligations (including any secured obligations which may remain uncollected after liquidation and disposal of collateral) in terms of payment, except pursuant to any Laws and Regulations;

②	Such Guarantor shall not engage or cause any third party to engage in any Anti-Social Conduct; and

③	Such Guarantor shall not become a person falling under any of the categories of Anti-Social Forces.

2.

If any order of provisional attachment, preservative attachment or attachment of the Loan Claims has been served on a Guarantor, such Guarantor shall promptly give written notice thereof to All Lenders through Agent, together with a copy of such order.

3.

Guarantor (ZHD) covenants that, in the period from the date of completion of the Restructuring until Borrower completes the performance of all obligations to Lenders and Agent under this Agreement, Guarantor (ZHD) will procure that Borrower will remain as its consolidated Subsidiary and the ratio of shareholding by Guarantor (ZHD) in Borrower (not only direct holding but also indirect holding) will not fall below 50.1 percent.

4.

Guarantor (ZHD) covenants that, in the period from the Execution Date until Borrower completes the performance of all obligations to Lenders and Agent under this Agreement, Guarantor (ZHD) will procure that Yahoo Japan Corporation will remain as its consolidated Subsidiary and the ratio of shareholding by Guarantor (ZHD) in Yahoo Japan Corporation (not only direct holding but also indirect holding) will not fall below 50.1 percent.

Article 21. Negative Covenants

In the period from the Execution Date until Borrower completes the performance of all obligations to Lenders and Agent under this Agreement, Borrower shall not take any of the following actions without the consent of Agent and Majority Lender (provided that such actions shall be limited to those which have a material adverse effect or are specifically likely to have a material adverse effect on the performance of its obligations under this Agreement), except as required for the purpose of the Restructuring:

(1)

Any reorganization (soshiki henko) (within the meaning of Article 2, Item 26 of the Companies Act), merger (gappei), company split (kaisha bunkatsu), share exchange (kabushiki kokan), share transfer (kabushiki iten), or establishment of a self-trust;

September 30, 2020 Credit Line Agreement for LINE Corporation

(2)

Any transfer of all or part of the business or assets to any third party (including transfer for the purpose of a sale and leaseback, but excluding any sale of assets incidental to the Enforcement of Permitted Security Interest, or voluntary sale of collateral subject to the Permitted Security Interests); or

(3)	Any acquisition of all or part of the business or material assets of a third party (except any acquisition in the ordinary course of business, such as sale and purchase of inventories and goods).

Article 22. Financial Covenants

In the period from the Execution Date until Borrower completes the performance of all obligations to Lenders and Agent under this Agreement, Borrower covenants to comply with the following:

(1)

For the Fiscal Term ending in December 2020 and thereafter, Borrower shall procure that the amount indicated in the net asset section of the consolidated balance sheet as of the last day of each annual Fiscal Term will not be less than 75 percent of the amount indicated in the net asset section of the consolidated balance sheet as of the last day of the immediately preceding Fiscal Term; and

(2)

Borrower shall procure that operating loss and net loss on a consolidated basis (provided that any costs and expenses associated with the Restructuring (limited to those deducted from operating income) and expenses which are reasonably regarded as one-time expenses shall be added back) will not be recognized for any two consecutive Fiscal Terms and interim terms (in each case, this item will be tested at the end of such Fiscal Terms and interim terms based on the latest twelve months) commencing with the interim term during Fiscal Term ending in December 2021 or thereafter (if Borrower changes its Fiscal Term by then so that it ends in March, commencing with the interim term during Fiscal Term ending in March 2022 or thereafter). The first test of compliance of this item shall be carried out for the financial results of the interim term ending in June 2021 (if Borrower changes its Fiscal Term by then so that it ends on the last day of March, the interim term ending in September 2021) and immediate following Fiscal Term.

Article 23. Negative Pledge Covenants

From the Execution Date until Borrower completes performance of all obligations to Lenders and Agent under this Agreement, unless Majority Lender and Agent give prior written consent, Borrower shall not make any Provision of Security Interest for obligations of Borrower or a third party (including loan obligations, corporate bonds, guarantee obligations, and comparable obligations); provided, however, that the foregoing will not apply in the cases of the following items. In cases falling under any of Item (a) through Item (g), Borrower shall provide Agent and All Lenders through Agent with prior written notice that it will make a Provision of Security Interest.

(a)	A case where Borrower makes a Provision of Security Interest for a loan from the Japan Bank for International Cooperation or a loan from Development Bank of Japan;

(b)	A case where Borrower makes a Provision of Security Interest of assets acquired through a loan (including refinancing loans) obtained for the purpose of acquiring such assets;

(c)

A case where assets over which security interests have already been created (including cases where Borrower acquires assets on which security interests have already been created, in conjunction with a merger, company split, or business transfer) are newly acquired;

(d)	A case where Borrower makes a Provision of Security Interest to the extent necessary to raise funds by way of securitizing its assets;

(e)	A case where Borrower makes a Provision of Security Interest for unsecured bonds, which have been or will be issued by Borrower, having terms for conversion to secured bonds;

September 30, 2020 Credit Line Agreement for LINE Corporation

(f)

A case where share certificates are replaced in conjunction with change of the issuer in a share exchange, or otherwise where the collateral of a Permitted Security Interest is replaced with collateral of substantially equal value as necessary; and

(g)

A case where, because of a change etc. to the collateral for obligations for which Borrower has already made a Provision of Security Interest as of the Execution Date, Borrower makes a Provision of Security Interest not exceeding the value of such collateral (the “value of such collateral” means the value as of the time of the relevant change etc.).

Article 24. Events of Default

1.

If any one of the events set forth in the items below occurs with respect to Borrower or a Guarantor, all of the obligations of Borrower under this Agreement payable to All Lenders and Agent shall automatically become due and payable without any notice or demand by a Lender or Agent, and Borrower shall immediately pay, in accordance with the provisions of Article 17, the principal of and interest on the Loans, as well as the Break Funding Cost and any other payment obligation that Borrower and Guarantors owe pursuant to this Agreement and the Lending Obligation of All Lenders will extinguish:

(1)

In the event of suspension of payment, or if a petition for the commencement of bankruptcy proceedings, commencement of civil rehabilitation proceedings, commencement of corporate reorganization proceedings, commencement of special liquidation, or commencement of any other similar legal insolvency procedures (including any similar petition filed in any jurisdiction outside Japan) is filed; provided, however, that the foregoing will not apply to cases where Majority Lender reasonably determines that the petition was filed for abusive purposes;

(2)

If it passes a resolution for dissolution or is given an order for dissolution (except the dissolution of Borrower or a Guarantor in conjunction with an absorption-type merger or consolidation-type merger);

(3)	If it discontinues all of its primary business;

(4)

If it is the subject of a disposition to suspend transactions with a clearinghouse, or a disposition to suspend transactions by densai.net Co., Ltd. or a similar disposition by any other electronic monetary claim recording institution; and

(5)

If an order or notice of provisional attachment, preservative attachment or attachment has been served (including any similar procedures outside Japan), or a disposition that orders service of an order for preservative attachment or attachment proceedings has been rendered, with respect to deposit claims or other claims of Borrower or a Guarantor against a Lender. In such case, the relevant Lender will immediately notify Borrower, Guarantors, and all other Lenders of the occurrence of such event; provided, however, that with respect to provisional attachment, if within 10 Business Days from the date of the order (i) money to release the provisional attachment is deposited, or (ii) the enforcement of such provisional attachment is suspended or the enforced provisional attachment is rescinded, it will be deemed retroactively not to have fallen under the event of this item.

2.

If any of the events set forth in the items below has occurred with respect to Borrower or a Guarantor, all of the obligations of Borrower under this Agreement payable to All Lenders and Agent shall become immediately due and payable upon notice to Borrower from Agent pursuant to the request of Majority Lender, and Borrower shall immediately pay, in accordance with the provisions of Article 17, the principal of and interest on the Loan and the Break Funding Cost and any other payment obligation that Borrower and Guarantors owe pursuant to this Agreement, and the Lending Obligation of All Lenders will extinguish:

(1)

If Borrower or a Guarantor has defaulted in performing its obligations payable to a Lender or Agent when due, whether under this Agreement or not, in whole or in part; provided, however, that if such an event occurs with respect to a Guarantor, only the obligations guaranteed by the relevant Guarantor

September 30, 2020 Credit Line Agreement for LINE Corporation

will become immediately due and payable by Borrower, and only the Lending Obligation of All Lenders relating to Loans guaranteed by such Guarantor will extinguish; further, this item will not apply if such default is due to an error in administrative procedures and the situation is resolved on the Business Day immediately following the day Borrower becomes aware of the delay or the day that a Lender or Agent notifies Borrower of the default;

(2)

If it is learned that any one of the items of Article 19, Paragraph 1 (excluding Item (10) of said paragraph) or the items of Article 19, Paragraph 2 (excluding Item (9) of said paragraph) is untrue, excluding a case where the relevant representation or warranty is not directly subject to an exemption for non-materiality or a similar exemption, and there is no material adverse effect on the ability of Borrower or Guarantors to perform payment obligations pursuant to this Agreement or on Borrower’s or Guarantors’ assets, management, financial condition, or future projections; further, in a case where such breach of the representations and warranties is curable, this item will apply only if the breach is not cured within 10 Business Days from the day Borrower or a Guarantor became aware of such breach of the representations and warranties or the day Agent notifies Borrower of such breach of the representations and warranties, whichever comes first;

(3)

If it breaches any of the provisions of Article 20 (excluding Paragraph 1, Item (2), (iv) and (v)), Article 20-2 (excluding Paragraph 1, Item (2), (ii) and (iii)), Article 21, Article 22, or Article 23, excluding a case where the breach is not a breach of Article 22 and the relevant obligation is not directly subject to an exemption for non-materiality or a similar exemption, and it is a de minimis breach of the relevant provision; further, in a case where such breach can be extinguished, this item will apply only if the breach is not extinguished within 10 Business Days from the day Borrower or a Guarantor became aware of such breach or the day Agent notifies Borrower of such breach, whichever comes first;

(4)

Excluding Item (1) and Item (3) of this Paragraph 2, if a breach of obligations of Borrower or a Guarantor under this Agreement occurs (excluding Article 20, Paragraph 1, Item (2), Sub-Items (iv) and (v) and Article 20-2, Paragraph 1, Item (2), Sub-Items (ii) and (iii)), excluding a case where the relevant obligation is not directly subject to an exemption for non-materiality or a similar exemption, and it is a de minimis breach of the relevant provision; further, in a case where such breach of obligation is curable, this item will apply only if the breach is not cured within 10 Business Days from the day Borrower or a Guarantor became aware of such breach or the day Agent notifies Borrower of such breach, whichever comes first;

(5)

If it is the subject of a petition for special conciliation (including a similar petition in any jurisdiction outside Japan), excluding a case where Majority Lender reasonably determines that the petition was filed for abusive purposes;

(6)

If any guarantee obligations of a Guarantor ceases to be effective due to invalidity, cancellation or any other causes, excluding a case where the Guarantor provides any alternative security or a guarantee which is in substance and form satisfactory to Borrower and Agent, a case where contemplated by this Agreement, or a case where due to an event attributable to a Lender or Agent;

(7)

If an order or notice of provisional attachment, preservative attachment or attachment has been served (including any similar procedures outside Japan), or auction procedures have commenced, with respect to the collateral of security provided by Borrower or a Guarantor to Lenders; provided, however, that with respect to provisional attachment, if within 10 Business Days from the date of the order (i) money to release the provisional attachment is deposited, or (ii) the enforcement of such provisional attachment is suspended or the enforced provisional attachment is rescinded, it will be deemed retroactively not to have fallen under the event of this item;

(8)	If corporate bond obligations become immediately due and payable;

September 30, 2020 Credit Line Agreement for LINE Corporation

(9)

If obligations of Borrower or a Guarantor other than the obligations pursuant to this Agreement become immediately due and payable in whole or in part, or if the obligation to perform guarantee obligations of Borrower or a Guarantor for obligations of a third party arises, but such obligations are not performed; provided, however, that in a case where the relevant obligations are non-monetary obligations, this item will be limited to where the sum of the amount that has become immediately due and payable and the balance of obligations that cannot be performed exceeds JPY1 billion;

(10)

If it decides to suspend or discontinue its business or is the subject of a disposition for suspension business etc. by a competent government agency etc., excluding cases where there will be no material adverse effect on the ability of Borrower or Guarantors to perform payment obligations pursuant to this Agreement or on Borrower’s or Guarantors’ assets, management, financial condition, or future projections;

(11)

If it is learned that any of the representations and warranties of Article 19, Paragraph 1, Item (10) or Article 19, Paragraph 2, Item (9) are untrue, or there is a breach of Article 20, Paragraph 1, Item (2), Sub-Item (iv) or (v), or Article 20-2, Paragraph 1, Item (2), Sub-Item (ii) or (iii), and because of such breach it is reasonably found that it is inappropriate to continue transactions under this Agreement.

(12)

In addition to the preceding items, if the business or financial condition of Borrower or a Guarantor has deteriorated or has a specific likelihood of deteriorating, and it is found with sufficient reason that there is a specific and urgent need for the preservation of claims.

3.

If a notice pursuant to Paragraph 2 of this Article 24 has been delayed or has not been delivered due to the fault of Borrower or a Guarantor, all of the obligations of Borrower under this Agreement shall become immediately due and payable at the time when such notice should have normally arrived, and Borrower shall immediately pay, in accordance with the provisions of Article 17, the principal of and interest on the Loan and the Break Funding Cost and any other payment obligation that Borrower and Guarantors owe pursuant to this Agreement, and the Lending Obligation of All Lenders will extinguish.

4.

If a Lender has become aware of the occurrence of any of the events set forth in the items of Paragraph 1 or Paragraph 2 of this Article 24 with respect to Borrower or a Guarantor, the Lender shall immediately notify Agent of the occurrence of such event, and Agent shall notify all of the other Lenders of the occurrence of such event.

5.

Even if Borrower or a Guarantor suffers Damage etc. because of the application of the provisions of this Article 24 relating to Article 19, Paragraph 1, Item (10); Article 19, Paragraph 2, Item (9); Article 20, Paragraph 1, Item (2), Sub-Item (iv) or (v); or Article 20-2, Paragraph 1, Item (2), Sub-Item (ii) or (iii), Borrower and Guarantors shall make no claim against Lenders or Agent, and if a Lender or Agent suffers Damage etc., Borrower and Guarantors shall be liable for such Damage etc. to the extent of the proximate cause relationship (excluding a case where damage was suffered for reason attributable to the relevant Lender or Agent).

6.

If an event falling under any of the items of Paragraph 2 of this Article 24 occurs or is likely to occur with respect to Borrower or a Guarantor and Agent notifies Borrower pursuant to the decision of Majority Lender to the effect that Lenders are waiving the right to make a demand stemming from the occurrence of such event as specified in Article 2 of this Article 24, All Lenders shall forfeit such right. Lenders will not forfeit other rights stemming from the occurrence of such event (including without limitation rights relating to determining satisfaction of conditions precedent specified in Article 5) or rights to make demands as specified in Paragraph 2 of this Article 24 pursuant to other events.

7.

If Borrower’s obligations become immediately due and payable pursuant to Paragraph 1 or Paragraph 2 of this Article 24, Lenders shall notify Agent of the amount of Break Funding Cost (if any) by the day three Business Days after the Break Fund Cost calculation commencement date, and Agent will notify Borrower thereof promptly after receipt of such notice. Notwithstanding the first sentence of this paragraph, once

September 30, 2020 Credit Line Agreement for LINE Corporation

bankruptcy proceedings, civil rehabilitation proceedings, corporate reorganization proceedings, special liquidation, or similar legal insolvency proceedings (including any similar proceedings outside Japan) have commenced with respect to Borrower, Lender will directly notify Borrower and Agent of the amount of Break Funding Cost (if any). Borrower shall pay such Break Funding Cost (if any) in accordance with the provisions of Article 17 immediately after receipt of notice from Agent (or the relevant Lender in the case specified in the second sentence of this paragraph).

Article 25. Set-Off, Enforcement of Permitted Security Interest and Voluntary Disposition

1.

When Borrower or a Guarantor is required to perform its obligations to Agent or a Lender upon their due date, upon acceleration or otherwise, (a) such Agent or Lender may choose to set off the receivables that it has against Borrower or a Guarantor under this Agreement, against its deposit obligations, the obligations under an insurance contract or other obligations that it owes to Borrower or a Guarantor, regardless of whether or not such obligations are due and payable, notwithstanding the provisions of Article 17, Paragraph 2, and (b) such Agent or Lender may also choose to omit giving prior notice and following the prescribed procedures, receive a refund of the deposited amount on behalf of Borrower or a Guarantor and apply this amount to the payment of obligations. In the case where the principal of an Individual Loan will be extinguished from such set-off or application to payment, if the day calculation is made is a day other than an Interest Payment Date of such Individual Loan, concurrently with such set-off or application to payment, Borrower shall pay to the Lender of such Individual Loan the Accrued Interest and the Break Funding Cost related to the Individual Loan that is extinguished by such set-off or application to payment (if any); provided, however that in the case where such set-off or application of payment in accordance with this paragraph for such Accrued Interest and Break Funding Cost (if any) is not made concurrently with such set-off or application of repayment in accordance with this paragraph for such principal of an Individual Loan, it is sufficient for Borrower and Guarantor to make payment of such Accrued Interest and Break Funding Cost (if any) immediately upon receipt by Borrower and Guarantor of notice stating that such set-off or application of payment for such principal of an Individual Loan was made and the content thereof in accordance with Paragraph 5 of this Article and notice of the amount of such Accrued Interest and Break Funding Cost (if any) via Agent. Further, the interest, the Break Funding Cost and the default interest and other payment for the receivables and obligations involved in such a set-off or application to payment shall be calculated on the premise that such receivables and obligations shall be extinguished on the day of such calculation. In such calculation, the rate therefor shall be in accordance with the provisions of the agreements related to the rate therefor, and the foreign exchange rate at the time such calculation is made, as reasonably determined by such Agent or Lender, shall be applied. If such set-off or application to payment is not sufficient to extinguish the obligations of Borrower and Guarantors in full, application can be made in an order and by a method determined appropriate by such Agent or Lender, and Borrower and Guarantors shall lodge no objections to such application.

2.

If any claims of Agent or a Lender against Borrower or a Guarantor comes due and it is necessary for Borrower or a Guarantor to preserve its receivables, such Borrower or Guarantor may set off (i) the deposit receivables, the receivables under the insurance contract or any other receivables that it has against Agent or a Lender and that became due, against (ii) the corresponding amount of the obligations that it owes to Agent or the Lender under this Agreement, notwithstanding the provisions of Article 17, Paragraph 2. In this case, Borrower or the Guarantor shall give written set-off notice to Agent or the Lender and immediately submit to such Agent or Lender the receivable certificates for the deposit receivables, the receivables under the insurance contract or other receivables being set off and the passbook impressed with the seal of the seal impression submitted (such Agent or Lender shall return such certificates and passbook to Borrower or the Guarantor as soon as reasonably practicable). The interest and default interest for the receivables and obligations involved in such set-off shall be calculated on the premise that such receivables and obligations shall be extinguished on the day of receipt of such set-off notice. In such calculation, the interest rate and

September 30, 2020 Credit Line Agreement for LINE Corporation

default interest rate shall be in accordance with the provisions of the agreements that specify such interest rate and default interest rate, and the foreign exchange rate at the time such calculation is made, as reasonably determined by Agent or the Lender, shall be applied. If such set-off is not sufficient to extinguish the obligations of Borrower or a Guarantor in full, application can be made in an order and by a method determined appropriate by Borrower or the Guarantor; provided, however, that if Borrower or the Guarantor does not specify such order or method, application can be made in an order and by a method determined appropriate by such Agent or Lender, and Borrower and the Guarantor shall lodge no objections to such application.

3.

When Borrower or a Guarantor is required to perform its obligations to Agent or a Lender upon their due date, or upon acceleration or otherwise, such Agent or Lender may exercise its Permitted Security Interest (including enforcement by settlement by taking possession or settlement by disposal, and other enforcement by other non-statutory method in accordance with the conditions of the Permitted Security Interest, or collection by means of receipt of subrogation and accord and satisfaction (daibutsu bensai); hereinafter referred to as the “Enforcement of Permitted Security Interest”), whose security holder is Agent or a Lender, notwithstanding the provisions of Article 17, Paragraph 2. In the case where the principal of an Individual Loan will be extinguished by such Enforcement of Permitted Security Interest, if the date of extinguishment of the Individual Loan is a day other than an Interest Payment Date, concurrently with such Enforcement of Permitted Security Interest, Borrower shall pay to the Lender of such Individual Loan the Accrued Interest and the Break Funding Cost (if any) related to such Individual Loan that will be extinguished by such Enforcement of Permitted Security Interest; provided, however that in the case where such Accrued Interest and Break Funding Cost (if any) is not collected by the Enforcement of Permitted Security Interest or set-off in accordance with Paragraph 1 of this Article concurrently with the Enforcement of Permitted Security Interest, it is sufficient for Borrower and Guarantor to make payment of such Accrued Interest and Break Funding Cost (if any) immediately upon receipt by Borrower and Guarantor of notice of such Enforcement of Permitted Security Interest and the content thereof in accordance with Paragraph 5 of this Article and notice of the amount of such Accrued Interest and Break Funding Cost (if any) via Agent.

4.

Notwithstanding the provisions of Article 17, Paragraph 2 and Article 21, Borrower or a Guarantor (i) may sell, by means of voluntary disposition, the assets subject to any Permitted Security Interest granted in favor of Agent or a Lender as the secured party as agreed with such Agent or Lender, and may pay the proceeds of such disposition directly to such Agent or Lender for the purpose of the performance of the obligations under this Agreement, or (ii) may, as agreed with such Agent or Lender, make such payment through accord and satisfaction (daibutsu bensai) by using the assets subject to any Permitted Security Interest granted in favor of such Agent or Lender as the secured party, for the purpose of the performance of the obligations under this Agreement. Such payment shall be approved as the performance of the obligations under this Agreement. In the case where the principal of the Individual Loan will be extinguished by such voluntary disposition or accord and satisfaction, if the date of extinguishment of the Individual Loan is a day other than an Interest Payment Date, concurrently with such voluntary disposition or accord and satisfaction, Borrower shall pay to the Lender related to such Individual Loan the Accrued Interest and the Break Funding Cost (if any) related to such Individual Loan that will be extinguished from such voluntary disposition or accord and satisfaction; provided, however that in the case where such Accrued Interest and Break Funding Cost (if any) is not collected by voluntary disposition or payment through accord and satisfaction or set-off in accordance with Paragraph 1 of this Article concurrently with the Enforcement of Permitted Security Interest, it is sufficient for Borrower and Guarantor to make payment of such Accrued Interest and Break Funding Cost (if any) immediately upon receipt by Borrower and Guarantor of notice of voluntary disposition or payment through accord and satisfaction and the content thereof in accordance with Paragraph 5 of this Article and notice of the amount of such Accrued Interest and Break Funding Cost (if any) via Agent.

September 30, 2020 Credit Line Agreement for LINE Corporation

5.

Upon any set-off or application of the sales proceeds to the payment pursuant to this Article 25, Paragraph 1 or Paragraph 2, any Exercise of Permitted Security Interest pursuant to this Article 25, Paragraph 3, or any voluntary disposition or payment through accord and satisfaction (daibutsu bensai) of the assets subject to any Permitted Security Interest pursuant to this Article 25, Paragraph 4 above, the relevant Lender in the cases set forth in this Articles 25, Paragraph 1 and Paragraph 3, or the relevant Borrower or Guarantor in the cases set forth in this Article 25, Paragraph 2 and Paragraph 4, shall promptly notify Agent of the details thereof in writing. In the event any Damage etc. are incurred by a Lender or Agent due to the delay of such notice without any reasonable cause, either the Lender or Borrower or Guarantor that failed to give such notice shall bear such Damage etc. with proximate cause.

Article 26. Arrangements among Lenders

1.

If the obligations of Borrower or a Guarantor under this Agreement owed to any Lender (hereinafter referred to as the “Extinguished-Obligation Lender”) are extinguished other than in accordance with Articles 17 and 18, unless otherwise set forth in this Agreement, All Lenders and Agent shall make arrangements among Lenders and Agent by way of assignment or purchase of receivables pursuant to the procedures set forth in each item below or any other measures similar thereto, in order that such arrangements shall achieve the same results whereby the repayment has been completed in accordance with the provisions of Articles 17 and 18 and the obligations owed to Agent and the Lender have been extinguished. If All Lenders and Agent do not agree upon such assignment or purchase or any other measures similar thereto, All Lenders shall abide by such measures as determined by Agent at its sole discretion; provided, however, that if the assignment of the receivables is expected as the arrangement among Lenders and Agent set forth in this Paragraph 1 (including, without limitation, such cases set forth in Item (2) below), the Lender who is the potential assignor of such receivables may refuse the assignment:

(1)

Agent shall identify, and calculate each amount of, the receivables that the other Lenders and Agent (hereinafter referred to in this Paragraph 1 as the “Lenders Other Than Extinguished-Obligation Lender”) should have received pursuant to the provisions of Articles 17 and 18 assuming that the amount of obligations so extinguished had been paid to Agent in accordance with the provisions of Article 17 at the time of such extinguishment;

(2)

The Extinguished-Obligation Lender shall purchase, from the Lenders Other Than Extinguished -Obligation Lender, the receivables, which are identified by Agent in accordance with the provisions of Item (1) of this Paragraph 1, the amount of which is equivalent to the amount calculated by Agent in accordance with the provisions of Item (1) of this Paragraph 1, at their face value; and

(3)

If the purchase of receivables in accordance with the provisions of Item (2) of this Paragraph 1 is made, the Lenders Other Than Extinguished-Obligation Lender who sold such receivables shall, at their own expense, notify Borrower or Guarantor, promptly after the sale, by means of a document bearing the notarized date (kakutei hizuke) prescribed in Article 467 of the Civil Code.

2.

Notwithstanding the provisions of this Article 26, Paragraph 1, if an event specified in any of the following items occurs, no arrangement among Lenders, as set forth in this Article 26, Paragraph 1, shall be made, and only the relevant Lenders shall receive such repayment:

(1)	In the event a Lender makes any Enforcement of Permitted Security Interest in accordance with the provisions of Article 25, Paragraph 3;

(2)

In the event a Lender receives any repayment of obligations it has against Borrower or a Guarantor under this Agreement with respect to its Permitted Security Interest as a result of any compulsory execution or any exercise of security interest through foreclosure by a third party; or

(3)

In the event the voluntary disposition of the assets subject to any Permitted Security Interest granted in favor of any Lender as the secured party is conducted and the proceeds of such disposition is paid directly to such Lender for the purpose of the performance of the obligations under this Agreement, or

September 30, 2020 Credit Line Agreement for LINE Corporation

in the event a payment through accord and satisfaction (daibutsu bensai) by using the assets subject to any Permitted Security Interest granted in favor of any Lender as the secured party is made and the obligations under this Agreement to such Lender are extinguished, in accordance with the provisions of Article 25, Paragraph 4 above.

Article 27. Rights and Obligations of Agent

1.

Agent shall, pursuant to the entrustment by All Lenders, perform the Agent Services and exercise rights for the benefit of All Lenders, and shall exercise the rights deemed by Agent to be ordinarily necessary or appropriate when performing the Agent Services. Agent shall not be liable for the obligations other than those expressly specified in each provision of this Agreement, nor shall it be liable for any non-performance of obligations by any Lender under this Agreement. In addition, Agent shall be an agent of Lenders and, unless otherwise set forth herein, shall never act as an agent of Borrower or a Guarantor.

2.

Agent may rely upon any communication, instrument and document which it believes to be true and correct and which has been signed by or to have the name and seal attached by, and delivered by, the appropriate persons (including without limitation a Loan Application received in accordance with the provisions of Article 4, Paragraph 1 or Article 4, Paragraph 4), and may act in reliance upon any written opinion or explanatory letter of experts appointed by Agent to the extent reasonably necessary in relation to this Agreement.

3.	Agent shall perform its obligations and exercise its authorities set forth in this Agreement with the due care of a prudent manager

4.

Neither Agent nor any of its directors, employees or agents shall be liable to Lenders for any acts or omissions conducted thereby pursuant to, or in connection with, this Agreement, except for its willful misconduct or gross negligence. The Lenders other than Agent acting as a Lender shall jointly and severally indemnify Agent for any and all liabilities and Damage etc. incurred by Agent in the course of the performance of its obligations under this Agreement, to the extent not reimbursed by Borrower or Guarantors for the amount remaining after deducting the portion for which Agent should contribute, calculated pursuant to the Participation Ratio of Agent acting as a Lender (if prior to the extinguishment of the Lending Obligation of All Lenders or the Lending Obligation of some Lenders is extinguished, during the period there exists any Individual Loan Unpaid Amount related to such Lenders, the Participation Ratio shall be calculated by deeming that the principal amount of such Individual Loan Unpaid Amount is the Credit Amount of such Lenders, and if after the extinguishment of the Lending Obligation of All Lenders, during the period that obligations pursuant to this Agreement have not all been paid in full, the Participation Ratio shall be the ratio of the total amount of the principal of the Individual Loan Unpaid Amount of each Lender against the Total Loan Balance at the relevant point in time; further, if any of Lenders cannot perform the indemnity for which it is liable, the ratio calculated by dividing the Participation Ratio of Agent acting as a Lender by the aggregate of the Participation Ratio of the Lenders other than such Lender which cannot perform the indemnity).

5.

When Agent receives written instructions from Majority Lender or All Lenders, Agent shall take action in compliance with such instructions so far as such instructions do not breach the provisions of this Agreement and are lawful. In this case, Agent shall not be liable to Borrower, Guarantors or Lenders for any results of such actions. Further, except for the obligations specified in the terms and conditions of this Agreement, Agent shall be entitled to choose not to act without the written instructions of Majority Lender or All Lenders, and Agent shall not be liable to Borrower, Guarantors, or Lenders for any such inaction.

6.

Unless Agent receives from Borrower, a Guarantor or a Lender a notice of the existence of any of the events set forth in the items of Article 24, Paragraph 1 or Paragraph 2, Agent shall be deemed to have been unable to become aware of such event.

September 30, 2020 Credit Line Agreement for LINE Corporation

7.

Agent shall not be liable for the validity of this Agreement, nor shall it guarantee any matters represented by the parties in this Agreement. Lenders shall enter into and conduct the transactions contemplated under this Agreement at their sole discretion by investigating the necessary matters including the creditworthiness of Borrower and Guarantors based on the documents, information and other data as they have deemed appropriate.

8.

In the cases where Agent is also acting as a Lender, Agent shall have the same rights and obligations as each of the other Lenders, irrespective of Agent’s obligations under this Agreement. In addition, Agent may engage in commonly accepted banking transactions with Borrower or a Guarantor other than under this Agreement. Furthermore, Agent shall not be obliged to disclose to the other Lenders the information concerning Borrower or a Guarantor that it has obtained through the transactions with Borrower or such Guarantor other than under this Agreement (any information that has been disclosed to Agent by Borrower or such Guarantor shall, unless expressly identified as being made in relation to this Agreement, be deemed to be provided in relation to the transactions with Borrower or a Guarantor other than under this Agreement), nor shall Agent be obliged to distribute to the other Lenders any money that it has received from Borrower or a Guarantor through the transactions with Borrower or such Guarantor other than under this Agreement.

9.

The calculation of the Individual Loan Disbursement Amount and the calculation of the amounts to be distributed to each Lender pursuant to the provisions of Article 18 shall be made in accordance with the following: (i) for the Individual Loan Disbursement Amount or the amounts to be distributed to each Lender other than the Lender designated by Agent (hereinafter referred to as the “Fraction Accumulating Lender”; provided, however, that if Agent is also acting as a Lender, the Lender who is also appointed as Agent will be the Fraction Accumulating Lender), any amount less than one yen (JPY 1) shall be rounded down, and (ii) for the Individual Loan Disbursement Amount or the amounts to be distributed to the Fraction Accumulating Lender, such amounts shall be the difference between the aggregate of the Individual Loan Disbursement Amount or the amounts to be distributed to All Lenders and the aggregate of the Individual Loan Disbursement Amount or the amounts distributed to the other Lenders.

10.	Except in the case of Article 27, Paragraph 9, all calculations of fractions less than one yen (JPY 1) that are required under this Agreement shall be made in the manner deemed appropriate by Agent.

11.

If Agent receives any notice from Borrower or a Guarantor which is required to be given to each Lender under this Agreement, Agent shall promptly inform All Lenders of the details of such notice, and if Agent receives any notice from a Lender which is required to be given to Borrower, a Guarantor or the other Lenders under this Agreement, Agent shall promptly inform Borrower, Guarantors or All Lenders, as the case may be, of the details of such notice. Agent shall make any documents, which Agent has obtained from Borrower or a Guarantor and keeps, available to Lenders during its ordinary business hours.

Article 28. Resignation and Dismissal of Agent

1.	The procedures for the resignation of Agent shall be as follows:

(1)

Agent may resign from its position as Agent by giving written notice to All Lenders, Borrower and Guarantors; provided, however, that such resignation shall not become effective until a successor Agent is appointed and such successor Agent accepts such appointment;

(2)	If Agent gives notice pursuant to Item (i) of this Paragraph 1, Majority Lender shall appoint a successor Agent upon obtaining the consent of Borrower; and

(3)

If a successor Agent is not appointed by Majority Lender within thirty (30) days after the notice of resignation is given as set forth in Item (1) of this Paragraph 1 (including the day of such notice), or if the entity being appointed by Majority Lender as a successor Agent does not accept such assumption of

September 30, 2020 Credit Line Agreement for LINE Corporation

office of Agent, Agent in office at that time may, upon obtaining the consent of Borrower, appoint a successor Agent on behalf of Majority Lender.

2.	The procedures for the dismissal of Agent shall be as follows:

(1)

Majority Lender may dismiss Agent by giving written notice to all of the other Lenders, Borrower, Guarantors and Agent; provided, however, that such dismissal shall not become effective until a successor Agent approved by Borrower is appointed and such appointed person accepts such appointment; and

(2)	If Majority Lender gives notice pursuant to Item (1) of this Paragraph 2, Majority Lender shall appoint a successor Agent upon obtaining the consent of Borrower.

3.

If the entity appointed as the successor Agent pursuant to Article 28, Paragraph 1 or Paragraph 2 accepts the assumption of office, the former Agent shall deliver to the successor Agent all the documents and materials it has kept as Agent under this Agreement, and shall give all the support necessary for the successor Agent to perform the obligations of Agent under this Agreement.

4.

The successor Agent shall succeed to the rights and obligations of the former Agent under this Agreement, and the former Agent shall be exempted from all of its obligations as Agent at the time of the assumption of office by the successor Agent; provided, however, that the provisions of this Agreement relevant to any actions (including omissions) conducted by the former Agent during the period it was in office shall remain in full force and effect.

5.

In addition to the cases set forth in Paragraphs 1 through 4 of this Article 28, if any of the following events occurs, with written notice to All Lenders, Agent may resign from its position as Agent, In such a case, such resignation shall be effective even if a successor Agent is not appointed.

(1)

If six months have passed since an order is issued for the commencement of bankruptcy procedures (hasan tetsuzuki kaishi), commencement of civil rehabilitation procedures (minji saisei tetsuzuki kaishi), commencement of corporate reorganization procedures (kaisha kosei tetsuzuki kaishi), commencement of special liquidation (tokubetsu seisan kaishi), or commencement of any other similar statutory insolvency procedures is filed against Borrower (including commencement of similar proceedings outside of Japan); or

(2)

If Borrower fails to pay the Agent Fee and Agent requests Borrower to pay the Agent Fee by setting a one-month period of time, but Borrower fails to pay the Agent Fee even after 12 months or more have passed from the last day of such period, and All Lenders do not consent to a request to bear the Agent Fee in place of Borrower.

Article 29. Clarification of Intention of Majority Lender

1.	The procedures for the clarification of the intention of Majority Lender and All Lenders shall be as follows:

(1)

If a Lender deems that any event which requires the instructions of Majority Lender or All Lenders set forth in this Agreement has occurred, such Lender may give notice to Agent to request the clarification of the intention of Majority Lender or All Lenders;

(2)

Agent shall, upon receipt of the notice set forth in Item (1) of this Article 29, Paragraph 1, promptly give notice to All Lenders to seek the clarification of the intention of Majority Lender or All Lenders;

(3)

Upon receipt of the notice set forth in Item (2) of this Paragraph 1, each Lender shall make its decision on the relevant event and inform Agent of its decision within a reasonable period designated by Agent (in principal, by ten (10) Business Days after the receipt of the notice set forth in Item (2) of this Paragraph 1; and

September 30, 2020 Credit Line Agreement for LINE Corporation

(4)

IF a clarification of the intention of Majority Lender or All Lenders is made pursuant to Items (1) through (3) of this Paragraph 1, Agent shall promptly notify Borrower, Guarantors and All Lenders of the result thereof as the instruction of Majority Lender or All Lenders.

2.

If Borrower or a Guarantor deems that any event which requires the clarification of the intention of Majority Lender or All Lenders specified in this Agreement has occurred, it may give notice to Agent to request such clarification from Majority Lender or All Lenders. Furthermore, the provisions of Items (2) through (4) of Paragraph 1 of this Article 29 shall apply to the procedures to be taken after such notice is given.

3.

If Agent deems that any event which requires the clarification of the intention of Majority Lender or All Lenders other than in the case of Paragraph 1 or Paragraph 2 of this Article 29 has occurred, Agent may give notice to All Lenders to seek such clarification from Majority Lender or All Lenders. Furthermore, the provisions of Items (2) through (4) of Paragraph 1 of this Article 29 shall apply to the procedures to be taken after such notice is given.

Article 30. Amendment to This Agreement

1.

This Agreement may not be amended except as agreed in writing by Borrower, Guarantors, Majority Lender and Agent; provided, however, that any amendment related to the following matters shall require the written agreement of Borrower, Guarantors, All Lenders and Agent:

(1)	Any amendment to a condition precedent specified in Article 5;

(2)	Increase in the Credit Amount;

(3)	Addition or increases to the obligations of Lenders;

(4)	Decrease in the amount of the principal or interest of an Individual Loan, Commitment Fee, or any other amounts to be paid by Borrower pursuant to this Agreement;

(5)	Postponement of the payment date of the principal or interest of an Individual Loan, Commitment Fee, or any other obligation of Borrower pursuant to this Agreement;

(6)	Decrease in the Spread or the Commitment Fee specified in Article 1, or any change to the Base Rate that is disadvantageous to Lenders;

(7)	Any change to the sum total of the Participation Ratio to decide Majority Lender specified in Article 1;

(8)	Any change to the use of funds specified in Article 3;

(9)

Any change to the terms and conditions of Article 24 (for the avoidance of doubt, excluding any representation or warranty, covenant, financial covenants, negative covenants, and negative pledge covenants under Article 19 through Article 23 referred to in the terms and conditions of Article 24);

(10)	Any change to the terms and conditions of this Agreement that require the consent of All Lenders;

(11)	Cancellation of guarantee, or any change to the scope of the Guarantor;

(12)	Any amendment to this Article 30; or

(13)	Any other matter that Agent reasonably determines will impair the rights or increase the obligations of Lenders in material regard.

2.

Any forgiveness or exemption from acceleration in relation to a breach of any obligation under this Agreement by Borrower or a Guarantor, or any other waiver of rights of a Lender shall require the agreement of Majority Lender.

3.

Notwithstanding the provisions of Article 30, Paragraph 1, if Agent resigns in accordance with Article 28, Paragraph 5 and a successor of Agent is not immediately appointed through an agreement of Majority

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender, this Agreement may be amended, upon a written agreement of Majority Lender and Agent (or a written agreement of Majority Lender if Agent has already resigned), to the extent reasonably necessary to make it possible for each Lender to exercise its rights individually. The party that amended this Agreement in accordance with this Article 25, Paragraph 2 shall provide the other parties hereto with a written notice of the details of the amendment without delay.

Article 31. Assignment of Contractual Status as a Party

1.

Borrower may not assign to any third party its contractual status as a party under this Agreement, or its rights and obligations under this Agreement, unless Guarantors, All Lenders, and Agent give their prior consent in writing; provided, however, that the foregoing shall not apply to any assignment or transfer by Borrower of its contractual status as a party under this Agreement, or its rights and obligations under this Agreement to Borrower (New LINE) in conjunction with the Absorption-Type Company Split.

2.

A Guarantor may not transfer its contractual status as a party under this Agreement, or its rights and obligations under this Agreement, unless Borrower, the other Guarantor, All Lenders and Agent give their prior consent in writing.

3.

During the Commitment Period, a Lender may assign to any third party all or part of its contractual status as a party under this Agreement, along with its rights and obligations associated therewith, only (i) if Borrower and Guarantors have given their prior consent in writing to such assignment, (ii) the Lender has notified Agent of the assignment by five (5) Business Days before the assignment and (iii) if all the requirements set forth in the items below have been fulfilled (however, Item (i) through Item (iii) above shall not apply to any assignment of the Loan Claims specified in Article 26 or Article 32). Borrower may not unreasonably withhold its consent. If such assignment is carried out, the Status Assignor and the Status Assignee shall, in their joint names, notify Agent immediately of such assignment (the foregoing shall not apply if the Status Assignor is the Lender serving as Agent), and promptly after receipt of such notice, Agent shall notify All Lenders of the content of such notice.

(1)

If from such assignment, any Loan Claims or claims of the Status Assignor against Borrower or Guarantor pursuant to this Agreement will be assigned to the Status Assignee, the written consent of such Borrower or Guarantor shall include a manifestation of such Borrower’s or Guarantor’s intent to consent to such assignment and to waive the right of affirmative defense of setoff, right of affirmative defense of payment, right of affirmative defense of exemption, right of affirmative defense of invalidation or annulment, or any other right of defense (for the avoidance of doubt, such right of defense does not include right of affirmative defense of payment of the payment in accordance with this Agreement, right of affirmative defense of exemption etc. granted by Majority Lender’s or All Lenders’ consent in accordance with this Agreement and right of affirmative defense of benefit of time etc. granted by nature in accordance with this Agreement), which such Borrower or Guarantor had against the Status Assignor upon such assignment, and a notarized date shall be obtained for such written consent;

(2)

If such assignment is made with respect to a part of the contractual status as a party under this Agreement, both the Status Assignor and the Status Assignee shall become Lenders under this Agreement and each of the provisions of this Agreement shall apply to these Lenders on and after the assignment date, and thereafter the Credit Amount of the Status Assignor prior to such assignment of the contractual status (“Pre-Assignment Credit Amount”) shall be reduced only by the amount separately agreed to by the Status Assignor and the Status Assignee (“Reduction Amount”), and the amount equivalent to such Reduction Amount shall apply to the Status Assignee as its the Credit Amount (provided, however, that, if such Status Assignee has already been a Lender under this Agreement prior to such assignment, the Credit Amount that shall apply to such Status Assignee thereafter shall be the total of the amount equivalent to such Reduction Amount and its Credit Amount

September 30, 2020 Credit Line Agreement for LINE Corporation

prior to such assignment), and if the Status Assignor holds any Loan Claims (such Loan Claims are referred to as “Pre-Assignment Loan Claims”), such Loan Claims shall be divided in accordance with the percentage that the principal, interest, delay damages, and other claims relating to such Pre-Assignment Loan Claims represent of the Pre-Assignment Credit Amount Reduction Amount (“Reduction Amount Percentage”), and claims as divided in accordance with such Reduction Amount Percentage (“Loan Claims Subject to Assignment”) shall be assigned to the Status Assignee;

(3)

The Status Assignee shall be a corporation domiciled in Japan (with headquarters or offices in Japan registered pursuant to the laws of Japan) and a financial institution (such as a bank, insurance company, or institutional investor), or a special purpose company established for liquidation of assets (securitization); provided, however, that if Borrower loses the benefit of time pursuant to Article 24, in addition to the foregoing financial institution etc. or special purpose company, assignment may be made to a claim management and collection company (meaning a company as defined in Article 2, Paragraph 3 of the Act on Special Measures Concerning Claim Management and Collection Business (Law No. 126 of 1998, as amended));

(4)

If such assignment is made with respect to part of the contractual status as a party under this Agreement, (a) both the (i) Reduction Amount and (iii) the amount after deducting the Reduction Amount from the Pre-Assignment Credit Amount shall be not less than ten million yen (JPY 10,000,000), and (b) if the Status Assignor holds any Loan Claims, both (i) the amount of the Pre-Assignment Loan Claims and (ii) the amount after deducting the amount of the Loan Claims Subject to Assignment from the Pre-Assignment Loan Claims shall be not less than ten million yen (JPY 10,000,000) (however, the foregoing shall not apply if the Status Assignor is the Lender serving as Agent);

(5)	No withholding tax or other taxes shall arise from the assignment, and there shall be no increase in the amount of interest expense payable by Borrower or Guarantors to the Status Assignee; and

(6)	The Status Assignee shall not be a money lender specified in Article 2, Paragraph 2 of the Money Lending Business Act (Law No. 32 of 1973, as amended).

4.

All expenses incurred from the assignment made pursuant to Article 31, Paragraph 3 shall be borne by the Status Assignor; provided, however, that Increased Costs incurred in relation to the Status Assignee after the assignment shall be in accordance with the provisions of Article 9. The Status Assignor shall pay to Agent, by the actual date of such assignment, the amount of five hundred thousand yen (JPY 500,000), per each Status Assignee together with the applicable consumption tax, as a consideration for the administrative procedures performed in connection with the assignment (however, the foregoing shall not apply if the Status Assignor is the Lender serving as Agent).

Article 32. Assignment of Loan Claims

1.

Unless otherwise set forth in this Agreement, a Lender may assign all or part of its Loan Claims to a third party, provided that Borrower and Guarantors have given prior written consent (if an event of acceleration has occurred and is ongoing, such consent is not required; Borrower and Guarantors shall not unreasonably withhold such consent) and that all the requirements set forth in the items below are fulfilled.

(1)

With respect to the Loan Claims to which the Assignee has succeeded, the Assignee shall be bound upon by each provision of this Agreement related to the Loan Claims (the Assignee shall not bear any Lending Obligation);

(2)

The Assignee shall be a corporation domiciled in Japan (with headquarters or offices in Japan registered pursuant to the laws of Japan) and a financial institution (such as a bank, insurance company, or institutional investor), or a special purpose company established for liquidation of assets

September 30, 2020 Credit Line Agreement for LINE Corporation

(securitization); provided, however, that if Borrower loses the benefit of time pursuant to Article 24, in addition to the foregoing financial institution etc. or special purpose company, assignment may be made to a claim management and collection company (meaning a company defined in Article 2, Paragraph 3 of the Act on Special Measures Concerning Claim Management and Collection Business (Law No. 126 of 1998, as amended);

(3)

If such assignment is made by way of dividing the Loan Claims, each divided portion of the Loan Claims shall be no less than 100 million yen (JPY 100,000,000); provided, however, that the foregoing shall not apply if the Assignor is the Lender serving as Agent; and

(4)	No withholding tax or other taxes shall arise from the assignment, and there shall be no increase in the amount of interest payable by Borrower or Guarantors to the Assignee.

2.

If the Assignor and the Assignee carry out an assignment of the Loan Claims, the Assignor and the Assignee shall perfect the assignment against third parties and the obligor regarding the assignment of receivables as of the date of the assignment, and a written consent of Borrower and Guarantors to such assignment shall be obtained that includes a manifestation of Borrower’s or Guarantors’ intent to waive the right of affirmative defense of set-off, right of affirmative defense of payment, right of affirmative defense of exemption, right of affirmative defense of invalidation or annulment, and any other right of defense (for the avoidance of doubt, such right of defense does not include right of affirmative defense of payment of the payment in accordance with this Agreement, right of affirmative defense of exemption etc. granted by Majority Lender’s or All Lenders’ consent in accordance with this Agreement and right of affirmative defense of benefit of time etc. granted by nature in accordance with this Agreement), which such Borrower or Guarantor had regarding such claims against the Assignor upon such assignment,. In such case, (i) the Lender shall notify Agent of the assignment by five (5) Business Days before the assignment date, and (iii) on or after the assignment date, the Assignor and the Assignee shall, under their joint names, immediately notify Agent of the fact that such assignment was made (however, the foregoing shall not apply if the Assignor is the Lender serving as Agent). Further, if the Loan Claims are assigned pursuant to Paragraph 1 and this Paragraph 2 of Article 32, any rights of the Assignor under this Agreement that are related to the Loan Claims shall transfer to the Assignee, and the Assignee shall owe all obligations of the Assignor that are related to the Loan Claims. In connection with the application of each provision of this Agreement to the Loan Claims, the Assignee shall be treated as a Lender in the case of assignment of all of the Loan Claims, and both the Assignor and the Assignee shall be treated as Lenders under this Agreement in the case of partial assignment of the Loan Claims.

3.

All expenses etc. incurred from the assignment made pursuant to Article 31, Paragraph 1 and Article 32, Paragraph 2 shall be borne by the Assignor; provided, however, that any Increased Cost incurred by the Assignee after the assignment shall be in accordance with the provisions of Article 9 The Assignor shall pay to Agent, by the actual date of such assignment, the amount of five hundred thousand yen (JPY 500,000), together with the applicable consumption tax, as a consideration for the administrative procedures etc. performed in connection with the assignment (however, the foregoing shall not apply if the Assignor is the Lender serving as Agent).

4.	If the assignment is carried out pursuant to Article 32, Paragraph 1 and Article 32, Paragraph 2, the Unused Credit Amount shall be calculated as if such assignment had not been carried out.

5.

If an assignment of the Loan Claims that does not satisfy the requirements of this Agreement is carried out (“Unauthorized Assignment”; the Assignor, the Assignee, and the Claims Subject to Assignment related to the Unauthorized Assignment are referred to as the “Unauthorized Assignor,” the “Unauthorized Assignee,” and the “Unauthorized Assignment Claims,” respectively), in addition to the handling set forth below, it shall suffice if Borrower, Guarantors, Agent and the other Lenders handle matters on the premise that the Unauthorized Assignment was not carried out and the Unauthorized Assignor continues to be the creditor

September 30, 2020 Credit Line Agreement for LINE Corporation

related to the Unauthorized Assignment Claims, and shall not be liable for any Damage etc. that arises from such handling:

(1)

Even if Agent receives notice of the assignment of the Loan Claims, if such assignment is an Unauthorized Assignment, it shall not perform the administrative procedures specified in Article 18, Paragraph 2, Item (b);

(2)

Provided that the Unauthorized Assignor has the authority to receive payment of the Unauthorized Assignment Claims pursuant to Article 466, Paragraph 3 of the Civil Code, Agent, delegated with the exercise of such authority by the Unauthorized Assignor under this Agreement, will receive such payment and unless this Agreement provides otherwise, direct payment to the Unauthorized Assignor or the Unauthorized Assignee shall not be recognized as performance of any obligations under this Agreement, and the provisions of Article 17, Paragraph 2 shall apply. Distribution by Agent pursuant to Article 18 related to the Unauthorized Assignment Claims shall be made to the Unauthorized Assignor. Lenders waive the right to terminate the delegation of exercise of authority specified in this Item (2), and may not assign the right to demand distribution by Agent. If Borrower and a Guarantor receive a demand from the Unauthorized Assignee for performance of the Unauthorized Assignment Claims, they shall immediately notify Agent of such fact.

(3)

The definition of “Majority Lender” specified in Article 1 shall apply with the Unauthorized Assignment having Unauthorized Assignment Claims, and the Unauthorized Assignee shall be bound by the decisions of Majority Lender. Further, with the agreement of the Unauthorized Assignor, amendments to this Agreement in accordance with Article 30 may be carried out, and the Unauthorized Assignee shall be bound by such amendment to this Agreement.

6.

Notwithstanding the provisions of Article 25, Paragraph 1 and Article 25, Paragraph 2, the Unauthorized Assignee, Borrower and a Guarantor may not set off or apply payment with respect to the Unauthorized Assignment Claims. The Unauthorized Assignor and Unauthorized Assignee shall handle, at their own expense and responsibility, any dispute that arises from the Unauthorized Assignment, and if Borrower, Guarantors, Agent or other Lenders suffer any Damage etc. caused by the Unauthorized Assignment, the Unauthorized Assignor shall compensate such parties for such Damage etc.

7.

Even if Borrower or a Guarantor consents to the Unauthorized Assignment, as long as it does not consent to the Unauthorized Assignment, Agent and other Lenders shall not lose any benefits specified in Paragraph 5 or Paragraph 6 of this Article 32.

Article 33. Collection from Third Parties

1.

No obligation of Borrower or a Guarantor under this Agreement may be repaid by any third party other than Borrower (excluding, however, any guarantor defined as a Guarantor under this Agreement) without the prior written consent of Agent and All Lenders, except for any repayment by a Guarantor under the guarantee pursuant to this Agreement, any repayment permitted under this article (including any repayment by a third party pursuant to a guarantee agreement or agreement for assumption of obligations set forth in Paragraphs 2 and 3 of this Article 33), or any repayment by a third party pursuant to a guarantee agreement (including an agreement for third party collateral) or agreement for assumption of obligations executed prior to the Execution Date; provided, however, that the foregoing shall not apply if any obligation of Borrower under this Agreement has been accelerated.

2.

From the Execution Date onwards, Borrower may not cause any third party to provide a guarantee and third party collateral guaranteeing or securing any obligations of Borrower under this Agreement or to assume any obligations under this Agreement without the prior written consent of Agent and All Lenders, except for the guarantee provided by Guarantors under this Agreement.

September 30, 2020 Credit Line Agreement for LINE Corporation

3.

In the event that any Lender executes a guarantee agreement (including an agreement for third party collateral) or an agreement for assumption of obligations with a third party with respect to obligations of Borrower under this Agreement not based on the request of Borrower, such agreement shall be required to satisfy all of the following conditions, and if such Lender receives payment from such third party pursuant to such guarantee agreement (including an agreement for third party collateral) or agreement for assumption of obligations, such Lender shall immediately notify Agent of the details of such payment in writing in the joint names of such Lender and such third party:

(1)

Such third party will, in exercising the right to claim reimbursement and the claims under this Agreement which may be acquired by it as a result of the performance of its guarantee obligations, owe obligations equivalent to those owed by such Lender to Agent, any other Lenders, Borrower and Guarantors under this Agreement;

(2)	Such third party will be bound by the terms of this Agreement;

(3)

Such third party is a corporation residing in Japan (having the main office, a branch or a representative office in Japan registered under the laws of Japan) and is a financial institution (a bank, insurance company, qualified institutional investor or the like) or a special purpose company incorporated for the purpose of asset liquidation (securitization), and such third party is not a Subsidiary or Affiliate of Borrower or a Guarantor, or Borrower or a Guarantor is not a Subsidiary or Affiliate of such third party;

(4)	The amount of the Loan Claims to be acquired by such third party by way of subrogation will be no less than 100 million yen; and

(5)

Such acquisition of the Loan Claims by way of subrogation will not result in imposition of withholding or other taxes nor otherwise increase the amount of interest payable by Borrower or a Guarantor to such third party.

4.

In the event that any obligation is repaid by a third party in accordance with a guarantee agreement (including an agreement for third party collateral) or an agreement for assumption of obligations executed without breaching this Agreement, no adjustment shall be made among Lenders by way of assignment of claims pursuant to Article 26, Paragraph 1, and if such third party acquires the Loan Claims by subrogation as a result of such repayment, such acquisition by subrogation shall be regarded as an assignment of the Loan Claims under Article 32, and the provisions of Article 32, Paragraphs 3 and 4 shall apply mutatis mutandis.

Article 34. Termination of the Lending Obligation

If any of the following events has occurred, the Lending Obligation of each Lender shall terminate:

(1)	If the Commitment Expiration Date regarding such Lender has passed;

(2)	If the Unused Credit Amount of such Lender becomes zero;

(3)	If the Loan is disbursed by such Lender pursuant to Article 6, Paragraph 1;

(4)

If any of the events listed in the items of Article 24, Paragraph 1 has occurred, or any of the events listed in the items of Article 24, Paragraph 2 has occurred and Agent gives notice to Borrower pursuant to such paragraph; or

(5)

If Borrower notifies Agent in writing that Borrower wishes to terminate the Lending Obligation of All Lenders at least 15 Business Days prior to the preferred date of such termination, and the preferred date of such termination has arrived.

September 30, 2020 Credit Line Agreement for LINE Corporation

Article 35. General Provisions

1.	Confidentiality

Borrower and Guarantors shall not raise any objection to the disclosure of information in any of the following cases:

(1)

If Agent and Lenders disclose to each other to the extent reasonably required any information regarding Borrower, Guarantors, and transactions with Borrower and Guarantors obtained by Agent and Lenders in connection with this Agreement or any agreement other than this Agreement, where notice of non-disbursement of a loan is given pursuant to Article 7, Paragraph 1, any of the events listed in the items of Article 24, Paragraph 1 or Paragraph 2 has occurred and is continuing, any clarification of intention of Lenders is required pursuant to Article 29, or disclosure is reasonably necessary for the purpose of preserving or exercising any claim of Agent or a Lender;

(2)

If, in connection with an assignment of a contractual position or assignment of the Loan Claims under this Agreement or the execution of a guarantee agreement (including an agreement for third party collateral) for, or an agreement for assumption of, any obligations owed by Borrower under this Agreement not based on the request of Borrower, the relevant Lender discloses any information regarding this Agreement to Assignee (including Position Assignee), a Guarantor, the person assuming such obligations, or a person considering accepting such assignment, providing a guarantee or assuming such obligations (including any person providing brokerage services for such transaction), provided that such Lender imposes an obligation of confidentiality on the person to whom such information is disclosed. For the purpose of this item, the “information regarding this Agreement” means any information relating to the credit standing of Borrower and Guarantors obtained in connection with this Agreement, the terms of this Agreement and any information ancillary thereto, the details of the Loan Claims covered by such transaction and any information ancillary thereto, which shall not include any information relating to the credit standing of Borrower and Guarantors obtained in connection with any agreement other than this Agreement; or

(3)

If a Lender or Agent discloses any information regarding this Agreement to the extent reasonably required pursuant to any applicable laws, or an order, guidance or request from any administrative, judicial or other competent authority, the central bank or any self-regulatory organization, whether domestic or foreign, or to any attorneys, judicial scriveners, certified public accountants, audit corporations, tax attorneys, rating agencies or other professionals which are reasonably required to receive such confidential information for the performance of their professional obligations, or if a Lender or Agent discloses any information regarding this Agreement to its Parent Company, Subsidiaries, Affiliates and other Related Companies to the extent reasonably necessary and appropriate for its internal control purposes.

2.	Risk of Loss, Release of Liability, Compensation and Indemnification

(1)

If any document submitted by Borrower or a Guarantor to Agent or any Lender is lost, destroyed or damaged on account of any incident, disaster or other unavoidable circumstances, Borrower or such Guarantor shall, upon consultation with Agent, perform its obligations under this Agreement based on books, vouchers and other records of Agent or such Lender (provided that such records are prepared and stored in accordance with Laws and Regulations etc. and internal rules of Agent or such Lender) (or, if Borrower or such Guarantor shows prima facie objective evidence which shows incorrectness or inaccuracy of such books, vouchers and other records considered reasonable, based on objective materials presented by Borrower). Borrower or such Guarantor shall, if reasonably requested by Agent or by a Lender through Agent, promptly produce, and submit to Agent or to such Lender through Agent, any substitute document to the extent reasonably necessary.

(2)

If any Damage etc. has arisen from any incident such as forgery, falsification or theft of a seal in connection with any transaction entered into by a Lender or Agent after comparing with the due care a

September 30, 2020 Credit Line Agreement for LINE Corporation

seal impression of the representative or agent of Borrower or a Guarantor used in any transaction under this Agreement with the seal impression submitted by Borrower or such Guarantor in advance, and determining that they are identical, Borrower shall be liable for any such Damage etc. to the extent that such Damage etc. has been proximately caused by such incident.

(3)

Even if Borrower or a Guarantor has incurred any Damage etc. as a result of any Lender or Agent taking any action permitted under this Agreement (including determination not to disburse an Individual Loan, delivery of notice to Borrower in accordance with the provisions of Article 24, Paragraph 2, and disclosure of information pursuant to Paragraph 1, Item 1 of this Article 35) by reason of Borrower or such Guarantor having breached any of the terms of this agreement or any of the matters set forth in the items of Article 19, Paragraph 1 or Paragraph 2 being untrue (“Breach of Obligations etc. by Borrower etc.”), neither Borrower nor such Guarantor shall make any claim against such Lender or Agent. Borrower or such Guarantor shall be liable for any Damage etc. incurred by any Lender or Agent on account of any Breach of Obligations etc. by Borrower etc. or failure of any Lender to pay indemnification pursuant to Article 27, Paragraph 4 to the extent that such Damage etc. has been proximately caused by such incident.

3.	Severability

The invalidity, illegality or unenforceability of any of the terms of this Agreement shall in no way prejudice or affect the validity, legality and enforceability of any other terms of this Agreement.

4.	Non-Applicability of Standard Bank Transaction Agreements

No standard bank transaction agreement or standard financial transaction agreement separately submitted by Borrower or a Guarantor to any Lender or separately executed between Borrower or a Guarantor and any Lender shall apply to this Agreement or any transactions under this Agreement.

5.	Notices

(1)

Any notice under this Agreement shall be in writing expressly indicating that it is given pursuant to this Agreement, and shall, except as otherwise set forth in this Agreement, be given by any of the methods set forth in Sub-Items (a) to (d) below to the address of which the recipient has separately notified, provided that each party to this Agreement may change its address by giving notice of such change to Agent:

(a)	Delivery by hand;

(b)	Registered mail or courier services;

(c)	Facsimile transmission (provided that if requested by Agent, the original shall be subsequently delivered by the method set forth in Sub-Item (a) or (b)); or

(d)	Electronic mail (only limited to electronic mail to which a PDF file containing the notice is attached).

(2)

Any notice given pursuant to Item 1 of this Paragraph 5 shall take effect, if by facsimile transmission, at the time of confirmation of receipt, or if by any other means, at the time such notice is actually received.

6.	Changes in Notified Matters

(1)

If any change has occurred to the trade name, representative, agent, signature, seal or location, or any other matter of which a Lender, Borrower or a Guarantor has notified Agent, such party shall promptly notify Agent of such change in writing.

(2)

If, due to the failure of any party to give notice pursuant to Item 1 of this Paragraph 6, any notice given pursuant to this Agreement is delayed or does not arrive, such notice shall be deemed to have arrived when it would have arrived had adequate notice been given.

September 30, 2020 Credit Line Agreement for LINE Corporation

7.	Settlement of Funds

(1)

Any settlement of funds between Agent and a Lender shall, in principle, be made through the Zengin System (on-line processing of domestic customer transfers operated by Japanese Bankers Association), and if such Lender prefers to use the Online Network System operated by The Bank of Japan, such Lender shall consult with Agent in advance; provided, however, that if such Lender has not enrolled in the Zengin System, settlement of funds shall be made in a bank account held in the name of such Lender at a bank designated by such Lender which has enrolled in the Zengin System.

(2)	Any fees payable for payment made by any party hereto to another party hereto pursuant to this Agreement shall be borne by the party making such payment.

8.	Calculation

Unless otherwise expressly set forth herein, any calculation required under this Agreement shall be performed on a per diem basis of a 365-day year from and including the first day of, and to and including the last day of, the relevant period, with division being performed last and any fraction less than one yen being discarded (or in any other manner which Agent deems appropriate if Agent considers it particularly necessary).

9.	Notarization

Each of Borrower and Guarantors shall, at any time at the request of Agent or Majority Lender based on the reasonable necessity, engage a notary public to perform procedures reasonably necessary to prepare notarized documents acknowledging its obligations under this Agreement and assenting to compulsory enforcement of its obligations under this Agreement. Any reasonable expenses for the preparation of such notarized documents shall be borne by Borrower or such Guarantor.

10.	Survival of Rights

No failure or delay by Agent or any Lender in exercising all or any part of its rights set forth in this Agreement shall be construed as a waiver of such right by Agent or such Lender or as release or reduction of any of the obligations of Borrower or a Guarantor, or in any way affect the rights of Agent and Lenders.

11.	Governing Law and Jurisdiction

This Agreement shall be governed by the laws of Japan, and the Tokyo District Court shall be the court of first instance having non-exclusive jurisdiction over any dispute arising in connection with this Agreement.

12.	Language

This Agreement shall be prepared in the Japanese language, and the Japanese language version shall be the authentic original of this Agreement.

13.	Matters for Consultation

If any question arises between the parties with respect to any matter not provided for in this Agreement or the construction of this Agreement, Borrower, Guarantors and Lenders shall consult through Agent and determine how to deal with such question.

September 30, 2020 Credit Line Agreement for LINE Corporation

IN WITNESS WHEREOF, one (1) original of this Agreement has been executed, all of the parties hereto have affixed their names and seals hereto, and Agent shall retain such original. Furthermore, Borrower, Guarantors and All Lenders shall receive a copy hereof from Agent.

September 30, 2020

Borrower (address, name, and seal):

(Seal of LINE Corporation)
LINE Corporation

Revenue stamp • yen

September 30, 2020 Credit Line Agreement for LINE Corporation

Guarantor (address, name, and seal):

(Seal of NAVER Corporation)
NAVER Corporation

September 30, 2020 Credit Line Agreement for LINE Corporation

Guarantor (address, name, and seal):

(Seal of Z Holdings Corporation)
Z Holdings Corporation

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender and Agent (address, name, and seal)

(Seal of Mizuho Bank, Ltd.)
Mizuho Bank, Ltd.

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Sumitomo Mitsui Banking Corporation)
Sumitomo Mitsui Banking Corporation

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of BNP Paribas)
BNP Paribas (acting through its Tokyo branch)

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Aozora Bank, Ltd.)
Aozora Bank, Ltd.

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of MUFG Bank, Ltd.)
MUFG Bank, Ltd.

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of DBS Bank Limited Tokyo Branch)
DBS Bank Limited Tokyo Branch

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of WOORI BANK)
WOORI BANK

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Crédit Agricole Corporate and Investment Bank, Tokyo Branch)
Crédit Agricole Corporate and Investment Bank, Tokyo Branch

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Hana Bank)
Hana Bank

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Korea Development Bank, Tokyo Branch)
Korea Development Bank, Tokyo Branch

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of The Bank of Yokohama, Ltd.)
The Bank of Yokohama, Ltd.

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Kookmin Bank)
Kookmin Bank

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Shinsei Bank, Limited)
Shinsei Bank, Limited

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Mega International Commercial Bank Co., Ltd.)
Mega International Commercial Bank Co., Ltd.

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Shinhan Bank Japan)
Shinhan Bank Japan

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of The Dai-ichi Life Insurance Company, Limited)
The Dai-ichi Life Insurance Company, Limited

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of E.SUN Commercial Bank, Ltd.; Tokyo Branch)
E.SUN Commercial Bank, Ltd.; Tokyo Branch

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of Sompo Japan Insurance Inc.)
Sompo Japan Insurance Inc.

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of First Commercial Bank)
First Commercial Bank

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of The Ehime Bank, Ltd.)
The Ehime Bank, Ltd.

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of ORIX Bank Corporation)
ORIX Bank Corporation

September 30, 2020 Credit Line Agreement for LINE Corporation

Lender (address, name, and seal):

(Seal of CTBC Bank Co., Ltd., Tokyo Branch)
CTBC Bank Co., Ltd., Tokyo Branch

September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 1

Agreement Parties and Lender Credit Amounts

1.	Borrower

Borrower and its Department
LINE Corporation

2.	Agent

Agent and its Department
Mizuho Bank, Ltd., Agent Business Administration Department

3.	Tranche A Lender

Tranche A Lender	Tranche A Credit Amount
Sumitomo Mitsui Banking Corporation	JPY3 billion
BNP Paribas (acting through its Tokyo branch)	JPY3 billion
Mizuho Bank, Ltd.	JPY2.5 billion
Aozora Bank, Ltd.	JPY4.5 billion
MUFG Bank, Ltd.	JPY2.5 billion
DBS Bank Limited, Tokyo Branch	JPY3 billion
WOORI BANK	JPY13.5 billion
Crédit Agricole Corporate and Investment Bank, Tokyo Branch	JPY13 billion
Hana Bank	JPY4.5 billion
Korea Development Bank, Tokyo Branch	JPY9.05 billion
Kookmin Bank	JPY6.75 billion
Shinsei Bank, Limited	JPY4.5 billion
Mega International Commercial Bank Co., Ltd.	JPY4.5 billion
Total	JPY74.3 billion

4.	Tranche B Lender

Tranche B Lender	Tranche B Credit Amount
Sumitomo Mitsui Banking Corporation	JPY7.8 billion
BNP Paribas (acting through its Tokyo branch)	JPY6 billion
Mizuho Bank, Ltd.	JPY6.5 billion
Aozora Bank, Ltd.	JPY12 billion
MUFG Bank, Ltd.	JPY6.4 billion
DBS Bank Limited, Tokyo Branch	JPY5.5 billion
Hana Bank	JPY6.45 billion
The Bank of Yokohama, Ltd.	JPY8 billion
Shinhan Bank Japan	JPY4.3 billion
E.SUN Commercial Bank, Ltd., Tokyo Branch	JPY1.7 billion
First Commercial Bank	JPY1.7 billion
The Ehime Bank, Ltd.	JPY8.75 million
ORIX Bank Corporation	JPY8.75 million
CTBC Bank Co., Ltd., Tokyo Branch	JPY500 million
Total	JPY68.6 billion

September 30, 2020 Credit Line Agreement for LINE Corporation

5.	Tranche C Lender

Tranche C Lender	Tranche C Credit Amount
Sumitomo Mitsui Banking Corporation	JPY5.7 billion
Total	JPY5.7 billion

6.	Tranche D Lender

Tranche D Lender	Tranche D Credit Amount
The Dai-ichi Life Insurance Company, Limited	JPY4 billion
Sompo Japan Insurance Inc.	JPY1.7 billion
Total	JPY5.7 billion

End of Document

September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 2

Overview of Reorganization

1. Joint Tender Offer and Squeeze Out Procedures

Z Holdings Other shareholders

LINE Minority shareholders

September 30, 2020 Credit Line Agreement for LINE Corporation

2. Transfer Transaction, JV Transaction, Corporate Split

Z Holdings Other shareholders

Delisting

Line Succeeding company

September 30, 2020 Credit Line Agreement for LINE Corporation

3. Share Exchange

Z Holdings Other shareholders

Share exchange / Exchange ratio

Line Succeeding company

End of Document

September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 3

[month/day/year]

To Mizuho Bank, Ltd. (Agent)

(Registered seal)

Loan Application (Tranche A/B/C)

Credit Line Agreement dated September 30, 2020 with LINE Corporation (the “Agreement”)

We hereby apply for financing as follows pursuant to the Agreement.

We hereby confirm that, at the time of the submission of this Loan Application, we are not aware of any events that will prevent the satisfaction of the conditions specified in the items of Article 5, Paragraph 1 (Conditions Precedent to the Lending Obligation) of the Agreement by the following Requested Disbursement Date.

Requested Disbursement Date	[month/day/year]

Tranche A Loan Amount	JPY

Tranche B Loan Amount	JPY

Tranche C Loan Amount	JPY

End of Document

For use by Agent

Authorized by	Person in charge	Verification

September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 4

[month/day/year]

To Mizuho Bank, Ltd. (Agent)

(Registered seal)

Loan Application (Tranche D)

Credit Line Agreement dated September 30, 2020 with LINE Corporation (the “Agreement”)

We hereby apply for financing as follows pursuant to the Agreement.

We hereby confirm that, at the time of the submission of this Loan Application, we are not aware of any events that will prevent the satisfaction of the conditions specified in the items of Article 5, Paragraph 2 (Conditions Precedent to the Lending Obligation) of the Agreement by the following Requested Disbursement Date.

Further, we pledge that, on the following Requested Disbursement Date, there have been no changes to the content of the materials submitted in accordance with Article 5, Paragraph 1 of the Agreement except for those which we submit the materials after the change by the following Requested Disbursement Date.

Requested Disbursement Date	[month/day/year]

Tranche D Loan Amount	JPY

Principal Payment Date	[month/day/year]

End of Document

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September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 5

[month/day/year]

To Mizuho Bank, Ltd. (Agent)

(Seal)

Voluntary Prepayment Request Form

Credit Line Agreement dated September 30, 2020 with LINE Corporation (the “Agreement”)

Pursuant to Article 11, Paragraph 2 through Paragraph 4 of the Agreement, we wish to make prepayment as follows.

Desired Principal Prepayment Amount	Tranche A Loan Loan Disbursement Date: [month/day/year] Loan Principal: JPY	JPY
	Tranche B Loan Loan Disbursement Date: [month/day/year] Loan Principal: JPY	JPY
	Tranche C Loan Loan Disbursement Date: [month/day/year] Loan Principal: JPY	JPY
	Tranche D Loan Loan Disbursement Date: [month/day/year] Loan Principal: JPY	JPY
	Total	JPY

Desired Prepayment Date	[month/day/year]

Payment of Accrued Interest and Break Funding Cost	If there is any Accrued Interest or Break Funding Cost with respect to the desired principal prepayment amount, such amount shall be paid on the desired Prepayment Date.

End of Document

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Authorized by	Person in charge	Verification

September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 6

[month/day/year]

To Mizuho Bank, Ltd. (Agent)

(Seal)

Compulsory Prepayment Request Form

Credit Line Agreement dated September 30, 2020 with LINE Corporation (the “Agreement”)

Pursuant to Article 11, Paragraph 5 and Paragraph 6 of the Agreement, we will make Prepayment as follows

Principal Prepayment Amount	Tranche B Loan Loan Disbursement Date: [month/day/year] Compulsory Prepayment Date: [month/day/year]	JPY
	Tranche C Loan Loan Disbursement Date: [month/day/year] Compulsory Prepayment Date: [month/day/year]	JPY
	Total	JPY

End of Document

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Authorized by	Person in charge	Verification

September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 7

[month/day/year]

To Lender

To Mizuho Bank, Ltd. (Agent)

(Registered seal)

Financial Covenants Compliance Report

Credit Line Agreement dated September 30, 2020 with LINE Corporation (the “Agreement”)

Pursuant to Article 20, Paragraph 1, Item (1)(iii) of the Agreement, we hereby report on the state of compliance with matters related to the provisions of Article 22 of the Agreement.

As of [month][year][the last day of the Fiscal Term/the last day of the interim term]

I.	Amount of Consolidated Net Assets [(note: enter for a Fiscal Term only)]

(i)	Amount of consolidated net assets on the balance sheet	A	JPY

(ii)	Seventy-five percent (75%) of the amount of net assets on the balance sheet as of the last day of the [month] [year] Fiscal Term (immediately preceding term)	B	JPY

(iii)	A ≧ B

II.	Consolidated Operating Profits/Losses and Net Income for the most recent 12 months

(i)	Amount of operating profits on the profit and loss statement (expenses for the Restructuring and expenses reasonably determined as one-time expenses to be added back)	JPY

(ii)	Amount of operating profit on the profit and loss statement as of the last day of the [month] [year] Fiscal Term or interim term (the immediately preceding term) (expenses for the Restructuring and expenses reasonably determined as one-time expenses to be added back)	JPY

(iii)	Amount of net income on the profit and loss statement (expenses reasonably determined as one-time expenses to be added back)	JPY

(iv)	Net income on the profit and loss statement as of the last day of the [month] [year] Fiscal Term or interim term (the immediately preceding term) (expenses reasonably determined as one-time expenses to be added back)	JPY

For use by Agent

Authorized by	Person in charge	Verification

September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 8

[month/day/year]

To Lenders

To Mizuho Bank, Ltd. (Agent)

(Registered seal)

Negative Pledge Covenants Compliance Report

Credit Line Agreement dated September 30, 2020 with LINE Corporation (the “Agreement”)

Pursuant to Article 20, Paragraph 1, Item (1) (iv) of the Agreement, we hereby report as set forth in 2. below on the state of compliance with matters related to the provisions of Article 23 of the Agreement for the period set forth in 1. below.

1. Reporting period: [the Fiscal Term/interim term] ending on [month/day/year]

(*)

The reporting period is (the report for the Fiscal Term) from the commencement date of the third quarter to the last day of the foregoing Fiscal Term / (the report for the interim term) from the commencement date of the first quarter to the last day of the interim term

2. State of Provision of Security Interest during the Reporting Period

The Provision of Security Interest for obligations of Borrower or a third party

(    ) A There has been no Provision of Security Interest,

(    ) B There has been Provision of Security Interest. Such Provision of Security Interest does not breach any terms and conditions of the Agreement.

[    ] Prior consent has been obtained

[    ] Falls under exception [    ] [prior notice has been given.]

Method of entry

1. Reporting period: Enter the last day of immediately preceding Fiscal Term or interim term.

2. State of Provision of Security Interest: Place a circle on either A or B

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September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 9

Date:

To Mizuho Bank, Ltd. (Agent)

(Registered seal)

Receipt (Tranche A/B/C)

Credit Line Agreement dated September 30, 2020 with LINE Corporation

The following amounts have been received.

1.	Tranche A Loan

Lender Name	Individual Loan Disbursement Amount
Kabushiki Kaisha ●● Bank	JPY
JPY
JPY
JPY
Total	JPY

2.	Tranche B Loan

Lender Name	Individual Loan Disbursement Amount
Kabushiki Kaisha ●● Bank	JPY
JPY
JPY
JPY
Total	JPY

3.	Tranche C Loan

Lender Name	Individual Loan Disbursement Amount
Kabushiki Kaisha ●● Bank	JPY
JPY
JPY
JPY
Total	JPY

Total JPY                                                       ]

End of Document

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September 30, 2020 Credit Line Agreement for LINE Corporation

Attachment 10

Date:

To Mizuho Bank, Ltd. (Agent)

(Registered seal)

Receipt (Tranche D)

Credit Line Agreement dated September 30, 2020 with LINE Corporation

The following amounts have been received.

Tranche D Loan

Lender Name	Individual Loan Disbursement Amount
Kabushiki Kaisha ●● Bank	JPY
JPY
JPY
JPY
Total	JPY

End of Document

For use by Agent

Authorized by	Person in charge	Verification

September 30, 2020 Credit Line Agreement for LINE Corporation